UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/Amendment No. 5

Tier ii offering

Offering Statement UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

C2 Blockchain, INC.

(Exact name of registrant as specified in its charter)

Date: December 19, 2024

Nevada	6199	00-0000000
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

123 SE 3rd Avenue, #130
Miami, Florida

Telephone: 888-4373432

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. The securities referenced herein may not be sold, nor may offers to buy be accepted, before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of the securities referenced herein in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The issuer of the securities referenced herein may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED DECEMBER 19, 2024

UP TO A MAXIMUM OF 200,000,000 SHARES OF COMMON STOCK

SEE “SECURITIES BEING OFFERED” AT PAGE 3.

MINIMUM INDIVIDUAL INVESTMENT: None

	Price Per Share to Public*	Underwriting discount and commissions	Proceeds to issuer
Common Stock

*The offering of the Company’s common stock will commence within two calendar days after the qualification date by the Commission.

The Company reserves the right to change the fixed Price Per Share to public during the course of the offering and will file a post-qualification offering circular amendment or an offering circular supplement to the Offering Statement at the time depending if any changes are determined to be substantive or not.

The Company is offering, on a best-efforts, self-underwritten basis, a number of shares of our common stock at a fixed priced per share between $.001 and $.30 with no minimum amount to be sold up to a maximum of 200,000,000 shares. Upon the filing of a final offering circular by the Company with the Commission, all of the shares registered in this offering will be freely transferable without restriction or further registration under Rule 251 unless such shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

The duration of the offering shall be three years from date of qualification by the Commission pursuant to Rule 251(d)(3)(i)(F) of Regulation A. However, we may terminate the offering within three years at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.

Our ticker symbol is CBLO and we are quoted and traded in the OTC MarketPlace pink market tier. Our shares are thinly traded meaning our shares cannot be easily sold and have low volume of shares trading per day which can lead to volatile changes in price per share.

The Company expects that the amount of expenses of the offering that it will pay will be approximately $10,000.

The offering is being conducted on a best-efforts basis without any minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” beginning on page 6.

Sales of these securities will commence on approximately      ____  , 2025.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

In this public offering we, “C2 Blockchain, Inc.” are offering up to a maximum of 200,000,000 shares of our common stock.  We will receive all of the proceeds from the sale of shares. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our sole director and Chief Executive Officer, Levi Jacobson. Mr. Jacobson is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the registered shares on our behalf.  There is uncertainty that we will be able to sell any of the shares being offered herein by the Company.

Currently, we have 253,936,005 common shares issued and outstanding. Mr. Jacobson indirectly owns 200,000,000 common shares of the Company by and through Mendel Holdings, LLC, a Delaware Limited Liability company whereas he is the sole member resulting in control and representing a voting percentage of 78.760%.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

In this Offering Circular, the term “C2 Blockchain,” “CBLO” “we,” “us,” “our” or “the Company” refers to C2 Blockchain, Inc. The term ‘‘common stock’’ refers to shares of the Company’s common stock.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

PART - II

offering circular SUMMARY

GLOSSARY OF DEFINED TERMS AND INDUSTRY DATA

In this Offering Circular, each of the following quoted terms has the meanings set forth after such term:

“Bitcoin” — A type of digital asset based on an open source math-based protocol existing on the Bitcoin Network and utilizing cryptographic security.

“Bitcoin Exchange” — An electronic marketplace where exchange participants may trade, buyand sell bitcoins based on bid-ask trading. The largest Bitcoin Exchanges are online and typically trade on a 24-hour basis, publishing transaction prices and volume data.

“Bitcoin Exchange Market” — The global Bitcoin Exchange market for the trading of bitcoins, which consists of transactions on electronic Bitcoin Exchanges.

“Bitcoin Network” — The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code comprising the basis for the math-based protocols and cryptographic security governing the Bitcoin Network.

“Blockchain” — The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations, allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoins from the Bitcoin Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“CEA” — Commodity Exchange Act of 1936, as amended.

“CFTC” — The US Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Code” — The US Internal Revenue Code of 1986, as amended.

“Difficulty Factor” — Bitcoin mining difficulty is a numerical measure of the complexity of mining Bitcoin. It indicates how hard it is for an average miner to verify blockchain transactions and earn a new Bitcoin.

“Digital Asset” — Collectively, all digital assets based upon a computer-generated math-based and/or cryptographic protocol that may, among other things, be used to buy and sell goods or pay for services. Bitcoins represent one type of digital asset.

“DDoS Attack” — Distributed denial of service attacks are coordinated hacking attempts to disrupt websites, web servers or computer networks in which an attacker bombards an online target with a large quantity of external requests, thus precluding the target from processing requests from genuine users.

“Exchange Act” — The Securities Exchange Act of 1934, as amended.

“FDIC” — The Federal Deposit Insurance Corporation.

“ FinCEN” — The Financial Crimes Enforcement Network, a bureau of the US Department of the Treasury.

“FINRA” — The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers.

“Fiat Currency” — Currency that a government has declared to be legal tender but is not backed by a physical commodity. The value of fiat money is derived from the relationship between supply and demand rather than the value of the material that the money is made of.

“IRS” — The US Internal Revenue Service, a bureau of the US Department of the Treasury.

“Machine”— BITMAIN ASIC ANTMINER S19 XP

“Mining” — The process by which Bitcoins are created involving programmers solving complex math problems with the computers in the Bitcoin Network.

“Mining Computer Hash Rate” - Measure of the computational power per second of a single BITMAIN ASIC ANTMINER S19 XP machine.

“Network Hash Rate” or “Hash Rate”— Measure of the total computational power per second of all Bitcoin miners participating in the Bitcoin Network to mine and secure the Bitcoin network. The speed of mining.

“Proprietary Hash Rate” —  Our own hash rate generation from self-mining Bitcoin.

“Proprietary Mining” —  Self-mining for Bitcoin for our own account.

“SEC” — The US Securities and Exchange Commission.

“Securities Act” — The Securities Act of 1933, as amended.

“SIPC” — The Securities Investor Protection Corporation.

Background

C2 Blockchain, Inc., a Nevada corporation was incorporated on June 30, 2021 under the laws of the state of Nevada.

On March 28, 2022, the Company entered into a “Agreement and Plan of Merger”, whereas it agreed to, and subsequently participated in, a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250 (“Reorganization”). There was no shareholder vote required and there was no shareholder meeting. The constituent corporations in the Reorganization were American Estate Management Company, (“AEMC” or “Predecessor”), C2 Blockchain, Inc. (“CBLO” or“Successor”), and AEMC Merger Sub, Inc. (“Merger Sub”). Our director, Levi Jacobson was, the sole director/officer of each constituent corporation in the Reorganization.

Pursuant to the reorganization, the Company issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to the Company immediately prior to the Reorganization. Immediately prior to the merger, the Company was a wholly owned direct subsidiary of AEMC and Merger Sub was a wholly owned and direct subsidiary of the Company. The legal effective date of the Reorganization was April 1, 2022 (the “Effective Time”). At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor was the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of CBLO common stock.

At the Effective Time, CBLO as successor issuer to AEMC continued to trade in the OTC MarketPlace under the previous ticker symbol of “AEMC” until a new ticker symbol "CBLO” for the Company was released into the OTC MarketPlace on May 20, 2022. The market effective date of the corporate action was May 23, 2022. The Company was given a CUSIP Number by CUSIP Global Services for its common stock of 12675R109.

On April 1, 2022, immediately after the completion of the Reorganization, we cancelled all of the stock held in AEMC resulting in AEMC as a stand-alone company.

Our Common Stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market under the ticker symbol “CBLO”.

The Company believes that the Reorganization, was not a transaction of the type described in subparagraph (a) of Rule 145 under the Securities Act of 1933 and the consummation of the Reorganization will not be deemed to involve an “offer”, “offer to sell”, “offer for sale” or “sale” within the meaning of Section 2(3) of the Securities Act of 1933. The Reorganization was consummated without the vote or consent of the Company’s stockholders. In addition, the provisions of NRS 92A.180 did not provide a stockholder of the Company with appraisal rights in connection with the Reorganization. The Company believes that in the absence of any right of any of the Company’s stockholders to vote with respect to the Reorganization or to insist that their shares be purchased for fair value, the Reorganization could not be deemed to involve an “offer” “offer to sell”; or “sale” within the meaning of Section 2(3) of the Securities Act of 1933.

Currently, Mendel Holdings LLC, a Delaware Limited Liability company solely owned and controlled by Levi Jacobson, our sole officer and director is our controlling shareholder, owning 200,000,000 shares of our restricted common stock representing approximately 78.760% voting control.

Company Information

On June 30, 2021, Levi Jacobson was appointed President, Secretary, Treasurer and director of CBLO.

The Company’s business plan is to mine Bitcoins for our own account. We have not commenced our planned principal operations.

Business Description:

We plan to mine for Bitcoin in Atlanta, Georgia. Atlanta has abundant access to low-cost electricity and suitable environmental conditions for cooling mining equipment. The facility will be custom designed with proper ventilation and cooling systems to ensure optimal performance and longevity of mining hardware. The facility will be connected to the local power grid as its primary source of electricity. While grid power might be more expensive compared to renewable sources like hydroelectric or solar power, it offers stability and constant availability, reducing the risk of interruptions in mining operations.

We plan to utilize the latest generation of ASIC (Application- Specific Integrated Circuit) miners, specifically the S19 XP model. These miners are highly specialized and designed to efficiently mine cryptocurrencies that use the SHA-256 algorithm, such as Bitcoin. The mining operation will be designed with scalability in mind. As the operation grows and more funds become available, additional mining hardware can be purchased and integrated into the existing setup. The facility will be built to accommodate future expansions efficiently.

The energy consumption of ASIC S19 XP miners varies depending on their efficiency and the power settings used. Each individual S19 XP miner typically consumes around 3010 Watts of electricity when running at maximum capacity. To calculate the total energy consumption for our mining operation, we consider the number of miners and their total power consumption. For example, To calculate the energy consumption of ten ASIC S19 XP miners at the average industrial electric rate, in the state of Georgia for 2024, of approximately $0.075 per kilowatt-hour (kWh),1 we look at the following.

The power consumption of a single ASIC S19 XP miner is approximately 3010 Watts (3.010 kW).

Total power consumption = Number of miners * Power consumption per miner

Total power consumption = 10 miners * 3.010 kW per miner Total power consumption = 30.10 kW

Converting the total power consumption from kilowatts (kW) to kilowatt-hours (kWh) to find the total energy usage over time.

Assuming the miners run for 24 hours a day:

Total energy consumption in kWh = Total power consumption in kW * Hours of operation

Total energy consumption in kWh of a single ASIC S19 XP miner = 3.010 kW * 24 hours Total energy consumption in kWh = 72.24 kWh

The total cost per day to run one ASIC S19 XP miner = 72.24 kWh * $.075/kWh = $5.42

The total energy consumption of ten ASIC S19 XP miners at an electric rate of $0.075 per kWh is approximately 722.4 kilowatt-hours. To calculate the total cost, we multiply the total energy consumption by the electric rate:

Total cost per day = Total energy consumption in kWh * Electric rate Total cost = 722.4 kWh * $0.075/kWh

Total cost per day to run ten ASIC S19 XP miners = $54.18

Total cost per month to run ten ASIC S19 XP miners = $54.18*365/12= $1,647.98.

Time Frames:

At an approximate BTC price of $98,0002, electricity price of $0.075 kWh, Mining Computer Hash Rate of 140 TH/s and using straight line method of depreciation over 5 years, each Antminer S19 XP generates about $1.59 in net earnings per day, $44.13 net earnings per month or $529.53 in net earnings per year. The estimated time line for return on investment for each Antminer S19 XP or breakeven point is approximately 3 years under the cash method of accounting. Profitability under the straight-line method of depreciation begins on the first day after deducting for power and depreciation with the cost of the machine fully depreciated to a salvage value of zero after 5 years. The break-even point under the straight-line method occurs in approximately 2.5 years.

For computations on break-even analysis and bitcoin mining economics, see our disclosure on Page 20 of the Offering Circular titled respectively BREAK-EVEN ANALYSIS FOR ONE ANTMINER S-19 XP UTILIZING CASH METHOD OF ACCOUNTING AND STRAIGHT-LINE METHOD OF DEPRECIATION. For further discussion of associated risks with our computations on Page 20, see our Risk Factors, Page 6 titled respectively, “Our Breakeven Analysis described on page 20 may turn out to be inaccurate.”

We plan to purchase at least 10 mining machines and estimate that we will require two hundred thousand dollars to commence operations. We plan to utilize such net proceeds to purchase ASIC S19 XP miners and to obtain all necessary permits and licenses from local authorities in Atlanta, Georgia. Depending on our capital raise, we will make a determination of how many mining machines to purchase.

First: Site Selection: We need to identify a suitable location in Atlanta, Georgia where we plan to conduct our mining operation. We have not identified any suitable locations at this time and have had no negotiations.

Second: Obtain all necessary permits and licenses from local authorities to ensure legal operation.

Third: Develop a detailed plan for the layout, power distribution, cooling systems, and security measures of the mining facility.

Fourth: Purchase specialized mining hardware (ASIC) and related components for eﬃcient Bitcoin mining.

Fifth: Build the physical infrastructure according to the facility design, including installing electrical systems and cooling solutions.

Sixth: Testing and Optimization: Conduct thorough testing and fine-tuning to ensure our mining facility's eﬃciency and stability.

Seventh: Recruit and train staﬀ to manage and maintain the mining equipment.

Eighth: We estimate that it will take a least six months to a year to complete all the steps mentioned above.

Ninth: The costs for building a Bitcoin mining facility can be substantial. It will need to include expenses for land acquisition, construction materials, mining hardware, electrical infrastructure, cooling systems, regulatory compliance, and labor costs.

The principal address of the Company is 123 SE 3rd Avenue, #130, Miami, Florida 33131. Our phone number is 888-437-3432.

The Company has elected June 30th as its fiscal year end.

We have no employees.

Intellectual Property

We have no intellectual property, patents, patent applications or trade secrets.

1U.S. Energy Information Administration. Atlanta, GA, Electricity Rates/Industrial (2024). Retrieved December 2, 2024 from https://www.eia.gov/electricity/data

2Coinmarketcap.com. (2024). https://coinmarketcap.com/currencies/bitcoin/. Retrieved November 24, 2024.

Our Offering

The Company is offering, on a best-efforts, self-underwritten basis, a number of shares of our common stock at a fixed priced per share between $.001 and $.30 with no minimum amount to be sold up to a maximum of 200,000,000 shares, but not to exceed $60,000,000 in gross proceeds. The fixed price per share determined upon qualification shall be fixed for the duration of the Offering unless a post-effective amendment is filed to reset the price per share and approved by the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officer and director.

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Corporation shall have authority to issue is: five hundred twenty million (520,000,000). These shares shall be divided into two classes with five hundred million (500,000,000) shares designated as common stock at $.001 par value (the "Common Stock") and twenty million (20,000,000) shares designated as preferred stock at $.001 par value (the "Preferred Stock").The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

We have 253,936,005 shares of Common Stock and no shares of Preferred Stock issued and outstanding. We will receive all proceeds from the sale of our common stock.

Our Chief Executive Officer, Levi Jacobson will be selling shares of common stock on behalf of the Company.

The Company is quoted in the OTC Pink market with a ticker symbol of CBLO. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering. However, we may engage various securities brokers to place shares of common stock in this Offering with investors on a commission basis.  As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have provided an estimate below of the gross proceeds to be received by the Company if 25%, 50%, 75%, and 100% of the common shares registered in the offering are sold at the midpoint offering price of $.15 per share resulting in gross proceeds received by the Company in the amount of $30,000,000.

Proceeds to Company in Offering

	Number of Shares	Offering Price (1)	Underwriting Discounts & Commissions	Approximate Gross Proceeds

Per Share
25% of Offering Sold	25,000,000	$.15	$0	$3,750,000
50% of Offering sold	100,000,000	$.15	$0	$15,000,000
75% of Offering Sold	150,000,000	$.15	$0	$22,500,000
Maximum Offering sold	200,000,000	$.15	$0	$30,000,000

(1)	Assuming an initial public midpoint offering price of $.15 per share, as set forth on the cover page of this offering circular.

Securities being offered by the Company

Up to a Maximum 200,000,000 shares of common stock, at a fixed price per share between $.001 and $.30 per share per share with no minimum amount to be sold but not to exceed $60,000,000 in gross proceeds. A final fixed price will be determined upon qualification or in a final or supplemental offering circular supplement at the time of sale of our Common Stock. Our stock will be offered by us through our director in a direct offering. The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.

Offering price per share	We will sell the shares at a final fixed price per share to be determined at time of qualification or in a final or supplemental offering circular supplement at the time of sale of our common stock between the price range of $.001 and $.30 per share.

Number of shares of common stock outstanding before the offering of common stock	There are 253,936,005 common shares issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	___ common shares will be issued and outstanding if we sell all of the common shares we are offering at a offering price of $____ per share.

Number of shares of preferred stock outstanding before the offering of common stock	No preferred shares are currently issued and outstanding.

Number of shares of preferred stock outstanding after the offering of common stock	No preferred shares will be issued and outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	Our common shares are quoted and traded in the OTC Marketplace in the Pink Market information tier. Our ticker symbol is CBLO.

Use of Proceeds

We intend to use the gross proceeds to us for the purchase of land and buildout of the Company’s Bitcoin facility, mining machines, working capital and for any other general corporate purpose. See “Use of Proceeds” for more details.

Termination of the Offering	The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.

Terms of the Offering	Our Chief Executive Officer, Levi Jacobson will sell the shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $10,000.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from some of our most recent quarterly financial statements filed with the SEC on November 6, 2024 for the quarterly period ended September 30, 2024.

C2 Blockchain, Inc.

Balance Sheet

	September 30, 2024 (Unaudited)	June 30, 2024

ASSETS
Cash and cash equivalents	$-	$30
TOTAL ASSETS	$-	$30

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Loan to Company - related party	$68,968	$61,214
TOTAL LIABILITIES	$68,968	$61,214

Stockholders’ Equity (Deficit)
Preferred stock ($.001 par value, 20,000,000 shares authorized; none issued and outstanding as of September 30, 2024 and June 30, 2024)	-	-

Common stock ($.001 par value, 500,000,000 shares authorized, 253,936,005 shares issued and outstanding as of September 30, 2024 and June 30, 2024)	253,936	253,936
Additional paid-in capital	(252,601)	(252,601)
Accumulated deficit	(70,303)	(62,519)
Total Stockholders’ Equity (Deficit)	(68,968)	(61,184)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$-	$30

C2 Blockchain, Inc.

Statement of Operations

(Unaudited)

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023

Operating expenses

General and administrative expenses	$7,784	$9,550
Total operating expenses	7,784	9,550

Net loss	$(7,784)	$(9,550)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	253,936,005	253,936,005

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1,070,000,000 or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock. Many of the following risk factors are stated in the context that we are operating when in fact we are not.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Business, Securities, Operations, Industry and Financial Condition

Coronavirus Impact.

The COVID-19 pandemic has caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide. We cannot assure you that conditions in the bank lending, capital and other financial markets will not continue to deteriorate as a result of the pandemic, or that our access to capital and other sources of funding will not become constrained, which could adversely affect the availability and terms of future borrowings. In addition, the deterioration of global economic conditions as a result of the pandemic may ultimately decrease the availability of computers and other hardware that we need to begin our mining operation.

The extent of the COVID-19 pandemic’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict. Due to the speed with which the situation is developing, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business, results of operations, financial condition and cash flows could be material.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock is currently subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or another national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenues of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in these securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Holding Company Reorganization.

The Company believes that the Reorganization, deemed effective on April 1, 2022, was not a transaction of the type described in subparagraph (a) of Rule 145 under the Securities Act of 1933 and the consummation of the Reorganization will not be deemed to involve an “offer”, “offer to sell”, “offer for sale” or “sale” within the meaning of Section 2(3) of the Securities Act of 1933. The Reorganization was consummated without the vote or consent of the Company’s stockholders. However, If the Company’s beliefs are later determined to be incorrect whereas the Company may have been required to register the transaction under Section 5 of the Securities Act, shareholders as a result may have a right of rescission under Section 12(a)(1) of the Securities Act. Those consequences may have a substantive impact on our liquidity now or at any future time. The SEC could initiate proceedings against the Company and any person that sold securities in violation of Section 5 of the 1933 Securities Act. Section 5 of the Securities Act of 1933 prohibits the sale or delivery of unregistered securities unless a registration statement is in effect as to a security. Section 5 makes it unlawful for any person, directly or indirectly to sell such security through the use of a prospectus or to use any means for the purpose of sale or for delivery of a sale.

Our lack of an operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

We have no operating history and no revenue. We may never raise enough cash to execute our business plan. Therefore, you could lose your entire investment in the Company.

Our Breakeven Analysis described on page 20 may turn out to be inaccurate.

Our Breakeven Analysis on page 20 assumes an approximate BTC price of $98,0002, electricity price of $0.075 kWh and Mining Computer Hash Rate of 140 TH/s and two accounting methods of expensing for the mining Machine. Utilizing the cash method of accounting, the estimated time line for return on investment for each Machine or breakeven point is approximately 3 years. The total cost of the Machine is expensed when paid for under the cash method.

Utilizing the straight line accounting method of depreciation over 5 years, each Machine generates about $1.59 in net earnings per day, $44.13 net earnings per month or $529.53 in net earnings per year. The estimated time line for return on investment for each Machine or breakeven point is approximately 2.5 years under the straight-line method. Profitability under the straight-line method begins on the first day of after deducting for power and depreciation with the cost of the machine fully depreciated to a salvage value of zero after 5 years.

Our assumptions in our breakeven analysis on may turn out to be inaccurate because the price of bitcoin, network hash rate and difficulty of mining factor are dynamic and not static as our snapshot and subject to significant swings. Further, the cost of electricity, efficiency of mining hardware, impact on mining difficulty and changing laws may significantly affect the accuracy of our breakeven analysis. The result may be that we never make a return on our investment. Therefore, you could lose your entire investment in the Company.

2Coinmarketcap.com. (2024) https://coinmarketcap.com/currencies/bitcoin/. Retrieved November 24, 2024.

Our auditor has issued a “going concern” opinion.

Our auditor has issued a “going concern” opinion on our financial statements, which means that the auditor is not sure if we will be able to succeed as a business without additional financing.

To date, we do not operate and have not generated revenues from our anticipated principal operations and have sustained losses since inception. Losses will continue until such time that we can open our mining facility and begin mining for Bitcoin and earn revenue for completing the block transactions.

These factors, among others, raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued.

Throughout 2024, we intend to fund our operations through the sale of our securities to third parties and related parties. If we cannot raise additional capital, we may consume all the cash reserved for operations. There are no assurances that management will be able to raise capital on terms acceptable to us. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned operations, which could harm our business, financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

If we cannot raise sufficient funds, we will not succeed or will require significant additional capital infusions.

We are offering Common Stock in the amount of up to $60,000,000 in this offering, but may sell much less. Even if the maximum amount is raised, we may need additional funds in the future in order to grow, and if we cannot raise those funds for whatever reason, including reasons outside our control, such as another significant downturn in the economy, we may not survive. If we do not sell all of the Common Stock we are offering, we will have to find other sources of funding in order to develop our business.

Even if we are successful in selling all of the Common Stock being offered, our proposed business may require significant additional capital infusions, before we can achieve profitability. Furthermore, in order to expand, we are likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital infusions may include covenants that give creditors rights over our financial resources or sales of equity securities that will dilute the holders of our Common Stock.

This Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

We have no operating history. We have no revenue and no cash which makes it difficult to accurately evaluate our business prospects.

We have limited assets, no operating history, and no operating revenue to date. We have no experience mining bitcoin or any other digital asset. Thus, our proposed business is subject to all the risks inherent in a new business venture with inexperienced officers/directors.

Terms of subsequent financings may adversely impact your investment.

We may need to engage in common equity, debt, or preferred stock financing in the future. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise more equity capital from the sale of Common Stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Shares of Common Stock which we sell could be sold into any market which develops, which could adversely affect the market price.

Risks of borrowing.

We may have to seek loans from financial institutions. Typical loan agreements might contain restrictive covenants which may impair our operating flexibility. A default under any loan agreement could result in a charging order that would have a material adverse effect on our business, results of operations or financial condition.

We depend on our sole director who has no experience in the Bitcoin mining business.

Our future success depends on our sole director, Mr. Levi Jacobson. Mr. Jacobson has no experience in the Bitcoin mining business. His inexperience or the loss of his services may have a serious adverse effect on us and you could lose your entire investment. Mr. Jacobson does not work exclusively for us, and will divide his time with his other business activities that consume 20 hours per week.

Management Discretion as to Use of Proceeds.

Our success will be substantially dependent upon the discretion and judgment of our management team with respect to the application and allocation of the proceeds of this Offering. The use of proceeds described below is an estimate based on our current business plan. We, however, may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so.

Limited Liquidity.

Our common stock is quoted and thinly traded in OTC Markets Group’s platform known as the Pink Market tier under the ticker symbol CBLO. Investors should assume that they may not be able to liquidate their investment for a long time.

The Bitcoin mining industry in which we plan to operate is characterized by constant changes. If we fail to continuously update our technology to mine Bicoin, we may not be able to solve the required computational problems of increasing complexity that allows us to make money.

The Bitcoin mining industry in which we plan to operate is characterized by constant changes, including rapid technological evolution, continual shifts in customer demands, frequent introductions of new products and solutions and constant emergence of new industry standards and practices. Thus, our success will depend, in part, on our ability to respond to these changes in a cost-effective and timely manner. Advances in Bitcoin mining-related technology have led to increased demand for higher speed and power efficiency for solving computational problems of increasing complexity. We may need to frequently invest in new mining hardware/machines often to stay competitive in the market. Otherwise, we may become obsolete and thus our financial condition would be materially and adversely affected.

Our results of operations are expected to be significantly impacted by Bitcoin’s price fluctuation.

Our ability to generate economic benefits (i.e., positive cash flow or profits) from Bitcoin mining is directly affected by the market price of Bitcoin. The Bitcoin price may impact the rewards we get from our mining machines. When the market price of a Bitcoin drops below certain thresholds, the anticipated operation of existing mining machines may not be economically beneficial for us. Any future significant reductions in the price of Bitcoin will likely have a material and adverse effect on our results of operations and financial condition.

The supply of Bitcoins available for mining is limited and we may not be able to quickly adapt to new businesses when all the Bitcoins have been mined.

There is a limited supply of bitcoins that can ever exist with a total cap of 21 million with “halving” mechanism. Currently, around 19,890,706 Bitcoins have been mined as of November 24, 2024 and are in circulation, leaving approximately 1,109,293 left to be mined. It's estimated that all bitcoins will be mined by the year 2140, at which point the last block reward will be released2.

The number of blocks that can be solved in a year is designed to be fixed, and the number of Bitcoins awarded for solving a block in the blockchain halves approximately every four years until the estimated complete depletion of Bitcoin available for mining by around 2140. When the Bitcoin network was first launched, the reward for validating a new block was 50 Bitcoins. In November 2012, the reward for validating a new block was reduced to 25 Bitcoins. In July 2016, the reward for validating a new block was reduced to 12.5 Bitcoins, and in May 2020, the reward was further reduced to 6.25 Bitcoins. The next halving for Bitcoin occured on April 19, 2024 at block 840,000, when the reward was reduced to 3.125 Bitcoins. While the remaining Bitcoins are not designed to be entirely depleted in the near future, a decrease in the reward for solving a block or an increase in the transaction fees may result in a decrease in incentives for miners to continue their mining activities and the loss of Bitcoin’s dominant position among the cryptocurrencies, thereby reducing the demand for Bitcoin mining related services of CBLO. We may not be able to quickly adapt to new businesses when all the Bitcoins have been discovered or Bitcoin is replaced by other cryptocurrencies as the mainstream cryptocurrency, which will result in a significant negative impact on our business and results of operations.

We expected the recent halving to cause many less efficient miners to shut off their miners but the price of bitcoin has significantly appreciated to $98,000 and continues to hold at approximately $98,0002.

The halving, which occurs approximately every four years, reduces the rate at which new bitcoins are created, thus enforcing scarcity, and potentially driving up Bitcoin’s value. However, for miners, this means an immediate halving of revenue from mined blocks, assuming the price of Bitcoin does not increase proportionately3. Following the 2024 halving, The BTC price performance was the worst ever after a halving one hundred and twenty five days after the event whereas BTC price fell to approximately $59,0004. BTC price performance in 2024 gained traction which we believe is directly related to the BTC Exchange Traded Funds approval on January 10,2024 by the Commission. Regardless, If BTC price should decrease significantly back toward BTC price of approximately $64,000 at the time of 2024 halving, this could lead to increased financial strain on less efficient mining operations, even forcing some out of business, which could cause a temporary contraction in the network’s hashing power3.

Mining Difficulty and Hashrate: The Bitcoin network adjusts its mining difficulty approximately every two weeks to ensure that blocks are mined, on average, every 10 minutes. This adjustment is based on the total computational power (hashrate) of the network. If the network's hashrate increases, the mining difficulty adjusts upwards to make solving the cryptographic puzzles more challenging. Conversely, if the hashrate decreases, the difficulty adjusts downwards to maintain the 10-minute block time.

Efficiency of Mining Hardware: Mining operations use various hardware, with different levels of efficiency. Newer ASIC (Application-Specific Integrated Circuit) miners are typically more efficient and powerful than older models. Miners operating less efficient hardware may struggle to remain profitable, especially when competing with miners using more advanced and energy- efficient equipment.

Impact on Mining Difficulty: A drop in hashrate due to less efficient miners shutting down results in a lower total computational power on the network. As a consequence, the mining difficulty adjusts downward during the regular difficulty adjustment period, making it easier for remaining miners to solve blocks.

Our Bitcoin mining business will be capital intensive. We may need additional capital but may not be able to obtain it in a timely manner and on favorable terms or at all.

The costs of constructing, developing, operating and maintaining Bitcoin mining facilities, and owning and operating the latest generation mining equipment are substantial. Our anticipated operations may require additional capital or financing from time to time in order to achieve growth. We may require additional cash resources due to the future growth and development of our business. Our future capital requirements may be substantial as we seek to expand operations. Our cash resources are insufficient to satisfy our cash requirements, and therefore we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities.

Our ability to obtain external financing in the future may be subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows and the liquidity of capital and lending markets. Our proprietary mining business is nevertheless capital intensive. We may need additional capital if Bitcoin price increases as it will likely push up prices for supplies required for its proprietary mining business. However, in light of conditions impacting the industry, it may be more difficult for us to obtain equity or debt financing currently and/or in the future. Specifically, the crypto assets industry has been negatively impacted by recent events such as the bankruptcies of Compute North, Core Scientific, Alameda Research LLC, BlockFi, Celsius Network, Voyager Digital, Three Arrows and FTX. In response to these events, the digital asset markets, including the market for Bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in Bitcoin. Any indebtedness that we may incur in the future may also contain operating and financial covenants that could further restrict operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. A large amount of debt borrowings may result in a significant increase in interest expense while at the same time exposing us to increased interest rate risks. Equity financings could result in dilution to our shareholders, and the securities issued in future financings may have rights, preferences and privileges that are senior to those of our common shares. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations.

2Coinmarketcap.com.(2024) https://coinmarketcap.com/currencies/bitcoin. Retrieved November 24, 2024.

3Bitfinex (2024) Announcements-Anantomy of the Halving. Retrieved November 24, 2024 from https://www.bitfinex.com

4Outlier Ventures (2024). https://outlierventures.io/article/token-trendlines-2-bitcoin-halving-the-four-year-cycle-is-dead. Retrieved 12/6/24.

Bitcoin Halving Events

The Bitcoin reward for solving a block is subject to periodic incremental Halving. Halving is a process designed to control the overall supply and reduce the risk of inflation in Bitcoin using a proof of work consensus algorithm. At a predetermined block, the Mining reward is cut in half, hence the term “Halving.” The Bitcoin blockchain has undergone Halvings four times since its inception. Most recently, on April 19, 2024, the Bitcoin block reward decreased from 6.25 to 3.125 Bitcoin per block (a “Bitcoin Halving”), and, consequently, the number of new Bitcoin issued to Miners as a subsidy decreased from 900 to approximately 450 per day, excluding transaction fees.

The Bitcoin halving has not had a significant impact on our profitability analysis because the spot price of bitcoin has been fluctuating between $95,000-$98,0002 since the recent halving on April 19, 2024. On March 14, 2024. Given that profitability is required for us to perform Mining to continue to support the validation of transactions, the expected impact of the Bitcoin Halving is that market variables of Bitcoin price will adjust over time to ensure that Mining remains profitable. The period of market normalization after the next Bitcoin Halving to incentivizing profitability levels is unknown.

A Bitcoin Halving is scheduled to occur once every 210,000 blocks, or roughly every four years, until the total amount of Bitcoin rewards issued reaches 21 million, which is expected to occur around the year 2140. Once 21 million Bitcoin are generated, the network will stop producing more. While Bitcoin prices have had a history of price fluctuations around Bitcoin Halving events, there is no guarantee that the price change will continue to climb or will compensate for the reduction in mining reward and the compensation from mining pools.

If Bitcoin price and difficulty do not maintain or continue their trend of adjusting to pre-Bitcoin Halving profitability levels over time, or the period of market normalization after the Bitcoin Halving to pre-Bitcoin Halving profitability levels is too long, there is a risk that the Bitcoin Halving will render the Company unprofitable for a sustained time period such that it could be unable to continue as a going concern.

We may not be able to compete as cryptocurrency networks experience increases in the total network hash rate.

As the relative market price of a cryptocurrency, such as Bitcoin, increases, more companies are encouraged to mine for that cryptocurrency and as more mining machines are added to the network, its total hash rate increases. In order for us to have a competitive position under such circumstances, we must increase our hash rate by acquiring and deploying more mining machines, including new mining machines with higher hash rates. There are currently only a few companies capable of producing a sufficient number of machines with adequate quality to address the increased demand. If we are not able to acquire and deploy additional mining machines on a timely basis, our proportion of the overall network hash rate will decrease and we will have a lower chance of solving new blocks which will have an adverse effect on our business and results of operations. We  may experience in the future hash rate loss during our operations due to factors beyond our control. We plan to generate hash rate through operating our proprietary mining data centers. To efficiently increase managing hash rate (i.e., proprietary hash rate), our efforts may include constructing and expanding mining data centers in prime locations globally, purchasing the latest mining machine models and continually optimizing operational efficiency of our mining machines. However, hash rate generation is affected by factors beyond our control, including temperature, humidity, mining machine quality, the depreciation and deterioration of mining machines, the location of our mining machines, spare parts supply quality, quantity and timeliness, sudden surge in power price or sudden power outage, maintenance team members lack of experience, unseen computer virus attack, etc. In the future, we expect the risks of hash rate loss will remain, which may affect our business and results of operations.

We are subject to risks associated with our need for significant electric power and the limited availability of power resources, which could have a material adverse effect on our business, financial condition and results of operations.

Our business requires a significant amount of electric power. The costs of electric power will account for a significant portion of our cost of revenue. We require a significant electric power supply to conduct our anticipated mining activity, such as powering and cooling our servers and network equipment and operating critical mining infrastructure.

There has been a substantial increase in the demand for electricity for cryptocurrency mining, and this has had varying impacts on local electricity supply. We plan on using renewable sources of power in the future. Renewable power is generally an intermittent and variable source of electricity, which may not always be available. Because the electrical grid has very little storage capacity, the balance between electricity supply and demand must be maintained at all times to avoid a blackout or other cascading problem. Intermittent sources of renewable power are challenging because they disrupt the conventional methods for planning the daily operation of the electrical grid. Their power fluctuates over multiple time horizons, forcing the grid operator to adjust its day-ahead, hour-ahead, and real-time operating procedures.

The amount of power required by us will increase commensurately with the increase in mining machines that we plan to operate for ourselves. Should our operations require more electricity than can be supplied in the area where we plan to build our mining facilities or should the electrical transmission grid and distribution systems be unable to provide the continuous, steady supply of electricity required, we may have to limit or suspend activities or reduce the speed of any proposed expansion, either voluntarily or as a result of either quotas imposed by energy companies or governments, or increased prices for certain users (such as us). If we are unable to procure electricity at a suitable price, we may have to shut down our operations in that particular jurisdiction either temporarily or permanently. Therefore, increased power costs and limited availability and curtailment of power resources will reduce our revenue and have a material and adverse effect on our cost of revenue and results of operations. Although we aim to build and operate energy efficient facilities, there can be no assurance such facilities will be able to deliver sufficient power to meet anticipated growing needs of our business. If we are unable to receive adequate power supply and forced to reduce our operations due to the availability or cost of electrical power, our business would experience materially negative impacts.

Certain government regulators have begun to intervene with the supply of electrical energy to cryptocurrency miners. Governments or government regulators may potentially restrict electricity suppliers from providing electricity to mining data centers in times of electricity shortage or may otherwise potentially restrict or prohibit the provision of electricity to businesses like us. In the event government regulators issue moratoriums or impose bans or restrictions involving transaction processing in jurisdictions in which it operates, we will not be able to continue our operations in such jurisdictions. A moratorium ban or restriction could have a material adverse effect on our business, financial condition and results of operations.

Additionally, our cryptocurrency mining machines would be materially adversely affected by a power outage. Energy costs and availability are vulnerable to risks of outages and power grid damage as a result of inclement weather, animal incursion, sabotage and other events out of our control. Because of our mining business consumes a large amount of energy, it is not practical or economical for our operations to run on back-up generators in the event of a power outage, which may be caused by weather, acts of God, wild fires, pandemics, falling trees, falling distribution poles and transmission towers, transmission and distribution cable cuts, other force majeure events in the electricity and natural gas markets and/or the negligence or malfeasance of others. Any system downtime resulting from insufficient power resources or power outages could have a material adverse effect on our business, financial condition and results of operations.

2Coinmarketcap.com. (2024). https://coinmarketcap.com/currencies/bitcoin. Retrieved November 24, 2024.

There are uncertainties over the outcome of our anticipated mining operations.

Our anticipated Bitcoin mining operation comprises blockchain mining technologies that depend on a network of computers to run certain software programs to solve complex transactions in competition with other mining operations and to process transactions. Because of this less centralized model and the complexity of our anticipated mining operation, there are uncertainties over the likelihood of winning a block reward and hence the outcome of our mining operations. While we plan to participate in mining pools to combine our mining operations with other mining participants to increase processing power to solve blocks, there can be no assurance that such pools will adequately address this risk.

A crypto mining pool is a group of miners that work collectively to generate new blocks. They achieve this by contributing computing power and sharing rewards in proportion to their contribution. The pool is made up of several bodies, such as pool managers. The manager is tasked with managing mining-related activities-recording work done by each miner, assigning reward shares, and managing hashes. In return for their labor, miners must pay a small fee to the pool manager. Mining pools are of immense benefit to small-scale investors. It allows them to join a collection of like-minded individuals that combine resources to attempt to mine blocks successfully. The more computing power, the higher a pool's chances of mining new blocks. Generally, mining pools run on three core factors-cooperative work protocol, mining software, and cooperative mining services.

Cooperative Work Protocol: this algorithm permits multiple miners or participants to work on a block simultaneously. A server is linked directly to each participant in the block to track progress. The mining software creates a connection between the pool and server, garners data for mathematical equations, and immediately starts solving them. And when a solution is found, it sends the answer to the miner and works on the next block. Each software is distinct in feature and functionality. Cooperative Mining Software: a cooperative mining server connects and permits multiple miners to pool resources collectively in real-time. Mining pools reward/payment models. Crypto mining pools also use an array of reward systems. Some of these include:

Pay-per-share (PPS) mining.

The pay-per-share mining reward system is a straightforward model. And as the name implies, participants receive mining rewards based solely on each share contributed to a new block. This reward system always rewards miners, even if no new block is found collectively.

Full Pay-per-share (FPPS) mining.

Also known as a pay-per-share plus, FPPS is similar to the popular PPS reward model. However, this model rewards miners with a transaction fee if a new block is added. In the standard PPS system, participants only receive a mining reward based on their contribution. The FPPS, on the other hand, offers a mining reward and a transaction fee reward.

Pay-per-last N Share (PPLNS)

The Pay-per-last N Share model only pays participants when a new block is found and added. The mining pool goes back to look for deposited shares before discovering each winning block. Only shares provided within the timeframe are tallied and rewarded.

Double Geometric Method (DGM) mining.

The double geometric method is a hybrid of PPLNS and Geometric reward that permits an operator to take on variance risks. Since miners do not know when a new block would be found, rewards for shares pooled may vary based on certain factors. DGM is designed to ensure the average reward to be received is equal to what they get in a PPS model.

Proportional mining

In this mining reward model, miners earn shares until a new block is added. Expressly, proportional mining means that all shares contributed by pool members are equal, but the value is only calculated at the end of each block discovering round.

Benefits of crypto mining pools

Crypto mining pools augment pooled resources and guarantee a higher chance of completing new blocks and earning rewards. There are other benefits of this collective mining process, which include:

Better chances of earning rewards

Mining pools enable participants to compete with large-scale mining companies, thus increasing their chance of mining a block. With more computing power, manpower, and an additional efficiency level, mining pools can record faster block completion rates.

Reduced cost

One standout benefit of crypto mining pools is that small-scale miners do not need to acquire expensive mining rigs to attempt blocks. Most application-specific integrated circuit (ASIC) mining rigs, like the AntMiner S19 Pro cost about $2,600. Mining pools dispel the need to undertake a mining activity alone, allowing miners to earn from collective effort.

Disadvantages of crypto mining pools

Heightened energy usage

Electricity accounts for 75% of the operational cost of running large mining pools. And while electricity price depends on the host country, miners pay an estimated average of $0.046 per Kwh. In addition to cost, the environmental effects of crypto mining cannot be overlooked. According to reports, Bitcoin mining alone accounts for 0.1% of global greenhouse gas emissions.

Establishes a centralized structure

Pooled mining transforms the crypto transaction validation process into a centralized setting. It gives control to the largest mining pools with more resource-replete participants. This type of system contradicts the decentralized structure that the crypto industry tries to promote.

Constant fees

While cryptocurrency mining pools are considered cheaper, these pools will require us to pay between 1-3% recurring pooling fees. Fees would be paid from our share of the reward.

We are subject to risks associated with legal, political or other conditions or developments regarding holding, using or mining of  Bitcoins, which could negatively affect our business, results of operations and financial position.

Changes in government policies, taxes, general economic and fiscal conditions, as well as political, diplomatic or social events, expose us to financial and business risks. In particular, changes in policies and laws regarding holding, using and/or mining of Bitcoins could result in an adverse effect on our business operations and results of operations.

There are significant uncertainties regarding future regulations pertaining to the holding, using or mining of Bitcoins, which may adversely affect our results of operations. While Bitcoin has gradually gained more market acceptance and attention, it is anonymous and may be used for black market transactions, money laundering, illegal activities or tax evasion. As a result, governments may seek to regulate, restrict, control or ban the mining, use and holding of Bitcoins. We do not have any existing policies and procedures for the detection and prevention of money laundering and terrorism-funding.

 Therefore, our services to complete a transaction may be used by other parties to engage in money laundering and other illegal or improper activities. We will be subject to anti-money laundering laws. We cannot assure you that there will not be a failure in detecting money laundering or other illegal or improper activities which may adversely affect our reputation, business, financial condition and results of operations.

With advances in technology, cryptocurrencies are likely to undergo significant changes in the future. It remains uncertain whether Bitcoin will be able to cope with, or benefit from, those changes. In addition, as Bitcoin mining employs sophisticated and high computing power devices that need to consume a lot of electricity to operate, future developments in the regulation of energy consumption, including possible restrictions on energy usage in the jurisdictions where we plan to mine may also affect our business operations. There have been public backlashes surrounding the environmental impacts of Bitcoin mining, particularly the large consumption of electricity, and governments of various jurisdictions have responded. For example, in the United States, certain local governments of the State of Washington have discussed measures to address environmental impacts of Bitcoin-related operations, such as the high electricity consumption of Bitcoin mining activities.

Substantial increases in the supply of mining machines connected to the Bitcoin network would lead to an increase in network hash rate capacity, which in turn would increase mining difficulty. This development would negatively affect the economic returns of our mining activities, which would decrease the demand for and/or pricing of Bitcoin.

The difficulty of Bitcoin mining, or the amount of computational resource required for a set amount of reward for recording a new block, directly affects the expected economic returns for Bitcoin miners, which in turn affects our proprietary mining business. Bitcoin mining difficulty is a measure of how much computing power is required to record a new block and it is affected by the total amount of computing power in the Bitcoin network. The Bitcoin algorithm is designed to the effect that one block is generated, on average, every ten minutes, no matter how much computing power is in the network. Thus, as more computing power joins the network, and assuming the rate of block creation does not change (remaining at one block generated every ten minutes), the amount of computing power required to generate each block and hence the mining difficulty increases. In other words, based on the current design of the Bitcoin network, Bitcoin mining difficulty would increase together with the total computing power available in the Bitcoin network, which is in turn affected by the number of Bitcoin mining machines in operation.

Bitcoin's mining difficulty has increased significantly over the past year. In December 2023, it reached 72 trillion, marking a new all-time high at that time due to increased competition among miners as they prepared for the upcoming Bitcoin halving. By December 2024, Bitcoin's mining difficulty had surged further, reaching approximately 103.9 trillion, reflecting a 44% increase year-over-year5. This increase correlates with the network’s rising hashrate, which exceeded 730 exahashes per second in late 2024, showcasing the escalating computational power deployed by miners globally. As a result, a strong growth in promotion of Bitcoin computing power supply services can contribute to further growth in the total computing power in the network, thereby driving up the difficulty of Bitcoin mining and resulting in downward pressure on the expected economic return of Bitcoin mining and the demand for, and pricing of Bitcoin.

Our business is highly dependent on acquiring a sufficient number of cryptocurrency mining machines from cryptocurrency suppliers. We may not be able to obtain new mining hardware or purchase such hardware at competitive prices during times of high demand, which could have a material adverse effect on our business, financial condition and results of operations.

Our business is highly dependent upon cryptocurrency mining equipment suppliers providing an adequate supply of new generation cryptocurrency mining machines at economical prices to support our proprietary mining. The growth in our business is directly related to increased demand for cryptocurrencies such as Bitcoin which is dependent in large part on the availability of new generation mining machines offered for sale at a price conducive to profitable cryptocurrency mining, as well as the trading price of cryptocurrencies such as Bitcoin. The market price and availability of new mining machines fluctuates with the price of Bitcoin and can be volatile.

Historically, an increase in interest and demand for cryptocurrencies has led to a shortage of mining hardware and increased prices. In addition, as more companies seek to enter the mining industry, the demand for machines may outpace supply and create mining machine equipment shortages. There is no assurance that cryptocurrency mining equipment suppliers will be able to keep pace with any surge in demand for mining equipment. We may in the future experience difficulty in obtaining new equipment or replacement components including graphics processing units and application-specific integrated circuit chipsets and computer servers, which in the future may have, a material impact on our mining operation. Further, we may have little or no recourse in the event a mining machine manufacturer or distributor defaults on its mining machine delivery commitments. If we are not able to obtain a sufficient number of cryptocurrency mining machines at favorable prices, our growth expectations, liquidity, financial condition and results of operations will be negatively impacted.

5BitInfoCharts (2024). https://bitinfocharts.com/comparison/bitcoin-difficulty.html Retrieved December 6, 2024.

Delays in the purchase of land and construction of our planned mining datacenter in Georgia or significant cost overruns could present significant risks to our business and could have a material adverse effect on our business, financial condition and results of operations.

The daily operations of our business requires the support of a 14 MW mining data center, with a highly specialized infrastructure and considerable, reliable power in order to compete effectively. We intend to mine for Bitcoin and purchase an unknown number of mining machines. We may face significant challenges in obtaining suitable land, and construction costs including a warehouse to host our mining computers/servers. We will need to work closely with the local power suppliers and local municipal governments where our proposed facility will be located. Delays in actions that require the assistance of such third parties, in receiving required permits and approvals or in mediations with local communities, if any, may negatively impact our construction timelines and budget or result in any new facilities not being completed at all.

If we experience significant delays in the supply of power required to support any mining datacenter or construction, the progress of such projects could deviate from our original plan, which could cause material and negative effects on our revenue, profitability and results of operations. Any material delay in completing this project, or any substantial cost increases or quality issues in connection with this project, could materially delay our ability to mine Bitcoin and materially and adversely affect our business model, financial condition and results of operations.

We may be at a higher risk of litigation and other legal proceedings due to heightened regulatory scrutiny of the cryptocurrency industry, which could ultimately be resolved against us, requiring material future cash payments or charges, and accordingly impair our financial condition and results of operations.

The size, nature and complexity of our business could make us susceptible to various claims, both in litigation and binding arbitration proceedings, legal proceedings, and government investigations, due to the heightened regulatory scrutiny following the recent disruptions in the crypto asset markets. We believe that since cryptocurrency mining, and the digital asset industry generally, is a relatively new business sector, it is more likely subject to government investigation and regulatory determination, particularly following the recent cryptocurrency market participant bankruptcies described elsewhere herein. Any claims, regulatory proceedings or litigation that could arise in the course of our business could have a material adverse effect on us, its business or operations, or the industry as a whole.

We may be vulnerable to security breaches, which could disrupt its operations and have a material adverse effect on our business, financial condition and results of operations.

A party who is able to compromise the physical security measures protecting our facilities could cause interruptions or malfunctions in our operations and misappropriate our property. We may be required to expend significant capital and resources to protect against such threats or to alleviate problems caused by breaches in security. As techniques used to breach security change frequently and are often not recognized until launched against a target, we may not be able to implement new security measures in a timely manner or, if and when implemented, we may not be certain whether these measures could be circumvented. Any breaches that may occur could expose us to increased risk of lawsuits, regulatory penalties, blacklisted, harm to our reputation and increases our security costs, which could have a material adverse effect on its business, financial condition and results of operations.

In addition, any assertions of alleged security breaches or systems failure made against us, whether true or not, could harm our reputation, cause us to incur substantial legal fees and have a material adverse effect on our business, financial condition and results of operations. Whether or not any such assertion actually develops into litigation, our management may be required to devote significant time and attention to dispute resolution (through litigation, settlement or otherwise), which would detract from our management’s ability to focus on its business. Any such resolution could involve the payment of damages or expenses by us, which may be significant. In addition, any such resolution could involve an agreement with terms that restrict the operation of our business. Any such resolution, including the resources exhausted in connection therewith, could have a material adverse effect on our business, financial condition and results of operations.

Furthermore, security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin exchange market since the launch of the Bitcoin network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of any assets.

Risks Related to Cryptocurrencies

Because there has been limited precedent set for financial accounting for Bitcoin and other cryptocurrencies, the determinations that we plan to make for how to account for cryptocurrencies transactions may be subject to change.

The accounting rules and regulations that we must comply with are complex and subject to interpretation by the Generally Accepted Accounting Principals (“GAAP”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. Further, there has been limited precedents for the financial accounting of cryptocurrencies and related valuation and revenue recognition, and no official guidance has been provided by GAAP or the SEC. As such, there remains significant uncertainty on how companies can account for cryptocurrency transactions, cryptocurrencies, and related revenue. Uncertainties in or changes to in regulatory or financial accounting standards could result in the need to changing our accounting methods and restate our financial statements and impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, result in a loss of investor confidence, and more generally impact our business, operating results, and financial condition.

Any loss or destruction of a private key required to access bitcoin of CBLO is irreversible. We may also may temporarily lose access to our bitcoin.

Cryptocurrencies are each accessible and controllable only by the possessor of both the unique public key and private key associated with the cryptocurrency, wherein the public and private keys are held in an offline or online digital wallet. Our sole director will hold the public and private keys associated with our crypto asset wallet(s). They will be stored on an encrypted hard drive which will then be kept and stored in a physical safe deposit box at a bank.

To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is available,we will be unable to access our bitcoin associated with that private key and the private key cannot be restored. As a result, any bitcoin associated with such key could be irretrievably lost. Any loss of private keys relating to digital wallets used to store our bitcoin could have a material adverse effect on our business, financial condition and results of operations.

In addition, we may temporarily lose access to our bitcoin as a result of software or systems upgrades or maintenance. In this case, we would likely rely on third parties to assist in restoring our access, and there is no assurance such third parties will be able to restore access on a timely basis, or at all. Any temporary loss, if it occurs, could have a material adverse effect on our business, financial condition and results of operations.

Bitcoin exchanges and wallets, and to a lesser extent, the Bitcoin network itself, may suffer from hacking and fraud risks, which may adversely erode user confidence in Bitcoin which would affect our business and operations. Further, digital asset exchanges on which crypto assets trade are relatively new and largely unregulated, and thus may be exposed to fraud and failure. Incorrect or fraudulent cryptocurrency transactions may be irreversible.

Bitcoin transactions are entirely digital and, as with any virtual system, are at risk from hackers, malware and operational glitches. Hackers can target Bitcoin exchanges and Bitcoin transactions, to gain access to thousands of accounts and digital wallets where Bitcoins are stored. Bitcoin transactions and accounts are not insured by any type of government program and all Bitcoin transactions are permanent because there is no third party or payment processor. Bitcoin has suffered from hacking and cyber-theft as such incidents have been reported by several cryptocurrency exchanges and miners, highlighting concerns about the security of Bitcoin and therefore affecting its demand and price.

To the extent that cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, a reduction in cryptocurrency prices could occur. Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, derivatives and other currencies. For example, during the past three years, a number of Bitcoin exchanges have been closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed Bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges. Also, the price and exchange of Bitcoin may be affected due to fraud risk. While Bitcoin uses private key encryption to verify owners and register transactions, fraudsters and scammers may attempt to sell false Bitcoins. All of the above may adversely affect the operation of the Bitcoin network which would erode user confidence in Bitcoin, which would negatively affect demand for Bitcoin. In addition, smaller exchanges are less likely to have the infrastructure and capitalization that provide larger exchanges with additional stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.

For example, during the past three years, a number of Bitcoin exchanges have been closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed Bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges. While smaller exchanges are less likely to have the infrastructure and capitalization that provide larger exchanges with additional stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.

Further, digital asset exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated. Many digital exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading. During 2022, a number of companies in the crypto industry have declared bankruptcy, including Compute North, Core Scientific, Alameda Research LLC, Celsius Network, Voyager Digital, Three Arrows, BlockFi, and FTX. In June 2022, Celsius began pausing all withdrawals and transfers between accounts on its platform, and in July 2022, it filed for Chapter 11 bankruptcy protection. Further, in November 2022, FTX, one of the major cryptocurrency exchanges, also filed for Chapter 11 bankruptcy. Such bankruptcies may have contributed, at least in part, to price decreases in 2023 in Bitcoin, a loss of confidence in the participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly, and other participants and entities in the digital asset industry have been, and may continue to be, negatively affected. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity.

We do not believe to be directly impacted by any of the recent bankruptcies in the crypto asset space, as it has no contractual privity or relationship to the relevant parties. However, we are dependent on the overall crypto assets industry, and such recent events have contributed, at least in part, to its peers’ stock price as well as the price of Bitcoin. If the liquidity of the digital assets markets continues to be negatively impacted, digital asset prices (including the price of Bitcoin) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect our mining operation, discourage overall participation in the cryptocurrency industry. Cryptocurrency investments may be subject to losses or impairments if cryptocurrency values decrease as a result of failure of any digital asset exchange.

Malicious actors or botnet may obtain control of more than 50% of the processing power on the Bitcoin or other cryptocurrency network.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin or other cryptocurrency network, it may be able to alter the blockchain on which the Bitcoin or other cryptocurrency network and most Bitcoin or other cryptocurrency transactions rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude, or modify the ordering of transactions, though it could not generate new cryptocurrencies or transactions using such control. The malicious actor could “double-spend” its own cryptocurrencies (i.e., spend the same cryptocurrencies in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the cryptocurrency network, or the cryptocurrency community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Although there are no known reports of malicious activity or control of the Bitcoin blockchain achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold. The possible crossing of the 50% threshold indicates a greater risk in that a single mining pool could exert authority over the validation of Bitcoin transactions. To the extent that the cryptocurrency ecosystems, including developers and administrators of mining pools, do not act to ensure greater decentralization of Bitcoin or other cryptocurrency mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the cryptocurrency network will increase, which may adversely affect an investment in us.

If there are significant changes to the method of validating blockchain transactions, such changes could harm our proprietary mining business ..

New cryptocurrency transaction protocols are continuously being deployed, and existing and new protocols are in a state of constant change and development. While certain validation protocols currently employ a PoW consensus algorithm, whereby miners are required to expend significant amounts of electrical and computing power to solve complex mathematical problems in order to validate transactions and create new blocks in a blockchain, there may be a shift towards adopting alternative validating protocols. These protocols may include a PoS algorithm, PoC algorithm or any other algorithm based on a protocol other than PoW, which may decrease the reliance on computing power as an advantage to validating blocks. Our proprietary mining operations will be designed to primarily support a PoW consensus algorithm. Should the algorithm shift from a PoW validation method to others, mining would require less energy and may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate or hosting) less competitive. As a result of our efforts to optimize and improve the efficiency of our cryptocurrency mining operations,we may be exposed to the risk in the future of losing the benefit of any capital investments and the competitive advantage we hope to gain from this as a result, and may be negatively impacted if a switch to protocols other than PoW were to occur. If we cannot adapt to the new mining protocols quickly enough to keep pace with the market change, any such change to transaction validating protocols could have a material adverse effect on our business, financial condition and results of operations.

Growth in the popularity and use of other blockchain networks other than PoW cryptocurrency networks, may adversely affect our business.

A consensus algorithm is the mechanism through which a blockchain network reach consensus. There are several types of consensus algorithms, the most common among which are Proof-of-Work (“PoW”), Proof-of-Stake (“PoS”), Delegated-Proof-of-Stake (“DPoS”), Proof-of-Space-Time (“PoST”), and Proof-of- Capacity (“PoC”). PoW is employed by Bitcoin and many other cryptocurrencies, according to which miners with higher computing power have better chances to find a valid solution for the next block. On the contrary, according to PoS, the creator of a new block is chosen in a deterministic way based on his or her stake, which is the number of coins he or she owns. As validation under PoS does not depend on computing power, PoS reduces the need for electricity and mining hardware. DPoS works similarly to PoS except it involves a voting and delegation mechanism to incentivize users to secure the network with their staked collateral. PoST and PoC are consensus mechanism algorithm used in blockchains that allows for mining devices in the network to use their available storage space and time to decide mining rights and validate transactions. PoST and PoC emerged as some of the many alternative solutions to the problem of high energy consumption in PoW systems and cryptocurrency hoarding in PoS systems.

Currently, the original PoW cryptocurrency network, Bitcoin, enjoys a first-to-market advantage over other networks such as PoS networks and dominates the cryptocurrency markets as it was introduced by Satoshi Nakamoto back in 2009, way earlier than other cryptocurrencies, and since then grew into the most populator cryptocurrency. As of December 5, 2024, the market capitalization of Bitcoin was US $2.05 Trillion, accounting for approximately 52.6% of the total capitalization of the global cryptocurrency market6. Bitcoin’s market capitalization and its share of the market capitalization of all cryptocurrencies fluctuate as other cryptocurrencies were introduced to the digital assets industry at a later time and became more mainstream for various reasons, and there is no guarantee that Bitcoin or other PoW cryptocurrency networks, will continue to enjoy such market leading position and could be is overtaken by another virtual asset. For example, as the cryptocurrency community continues to develop and advance.

If preferences in the cryptocurrency markets shift away from PoW networks and PoS networks achieve widespread adoption, it could attract users away from Bitcoin and other PoW cryptocurrencies. We plan to mine with machines that utilize PoW algorithms. Switching to any other algorithm could have a material adverse effect on our mining business and or operations as there is no guarantee that we will be able to adapt to new businesses swiftly enough, if at all.

The acceptance of Bitcoin network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin network could result in a “fork” in the blockchain, resulting in the operation of two separate networks that cannot be merged. The existence of forked blockchains could erode user confidence in Bitcoin and could adversely impact our business, results of operations and financial condition.

Bitcoin is based on open-source software and has no official developer or group of developers that formally controls the Bitcoin network. Any individual can download the Bitcoin network software and make any desired modifications, which are proposed to users and miners on the Bitcoin network through software downloads and upgrades. However, miners and users must consent to those software modifications by downloading the altered software or upgrading and implementing the changes; otherwise, the changes do not become part of the Bitcoin network. Since the Bitcoin network’s inception, changes to the Bitcoin network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin network remains a coherent economic system. However, a developer or group of developers could potentially propose a modification to the Bitcoin network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin network. In such a case, a fork in the blockchain could develop and two separate Bitcoin networks could result, one running the pre-modification software program and the other running the modified version. An example is the introduction of a cryptocurrency known as “Bitcoin cash” in mid-2017. This kind of split in the Bitcoin network could erode user confidence in the stability of the Bitcoin network, which could negatively affect our business.

6CoinGecko (2024). Retrieved December 5, 2024 from https://www.coingecko.com/en/global-charts

 Cryptocurrency transactions are irrevocable and, if stolen or incorrectly transferred, cryptocurrencies may be irretrievable. As a result, any incorrectly executed cryptocurrency transactions could have a material adverse effect on our business, financial condition and results of operations.

Typically, cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the applicable network. Once a transaction has been confirmed and verified in a block that is added to the network blockchain, an incorrect transfer of a cryptocurrency or a theft of a cryptocurrency generally will not be reversible and we may not be capable of seeking compensation for any such transfer or theft. Although transfers of any cryptocurrencies that we hold will regularly be made to or from vendors, consultants, services providers, etc., it is possible that, through computer or human error, or through theft or criminal action, our cryptocurrencies could be transferred from itself in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received our cryptocurrencies through error or theft, we will be unable to revert or otherwise recover our incorrectly transferred cryptocurrencies. To the extent that we are unable to seek redress for such error or theft, such loss could have a material adverse effect on our business, financial condition and results of operations.

The cryptocurrencies held by us may be subject to loss, damage, theft or restriction on access, which could have a material adverse effect on our business, financial condition or results of operations.

There is a risk that some or all of the bitcoin held by us could be lost, stolen or destroyed. We believe that the bitcoin held by us and our mining operation will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal our bitcoin. Our security procedures and operational infrastructure may be breached due to the actions of outside parties, or otherwise, and, as a result, an unauthorized party may obtain access to our cryptocurrency accounts, private keys, data or bitcoin. Although we plan to implement a number of security procedures to minimize the risk of loss, there is no guarantee that the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in that cryptocurrency network, which could adversely impact our mining operation.

To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing Bitcoin users to pay transaction fees as a substitute for or in addition to the award of new Bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the blockchain.

Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater exposure to double-spending transactions and a loss of confidence in certain or all cryptocurrency networks, which could have a material adverse effect on our business, financial condition, and operating results.

Miners may sell a substantial number of cryptocurrencies into the market, which may exert downward pressure on the price of the applicable cryptocurrency and, in turn, could have a material adverse effect on our business, financial condition and results of operations.

Transaction processing requires the investment of significant capital for the acquisition of hardware, leasing or purchasing space, involves substantial electricity costs and requires the employment of personnel to operate the data facilities, which may lead transaction processing operators to liquidate their positions in cryptocurrencies to fund these capital requirements. In addition, if the reward of new cryptocurrencies for transaction processing declines, and/or if transaction fees are not sufficiently high, profit margins for transaction processing operators may be reduced, and such operators may be more likely to sell a higher percentage of their cryptocurrencies. Whereas it is believed that individual operators in past years were more likely to hold cryptocurrencies for more extended periods, the immediate selling of newly transacted cryptocurrencies by operators may increase the supply of such cryptocurrencies on the applicable exchange market, which could create downward pressure on the price of the cryptocurrencies and, in turn, could have a material adverse effect on our business, financial condition and results of operations.

To the extent that the profit margins of cryptocurrency mining operations are not high, mining participants are more likely to sell their earned Bitcoin, which could constrain Bitcoin prices.

Over the past few years, cryptocurrency mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application-specific integrated circuit (“ASIC”) servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital to acquire this hardware, to lease operating space (often in datacenters or warehousing facilities), and to pay the costs of electricity and labor to operate the mining datacenters. As a result, professionalized mining operations are of a greater scale than prior mining operations and have more defined and regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to maintain profit margins on the sale of cryptocurrencies. To the extent the price of cryptocurrencies declines and such profit margin is constrained, professionalized mining participants are incentivized to more immediately sell cryptocurrencies earned from mining operations, whereas it is believed that individual mining participants in past years were more likely to hold newly mined cryptocurrencies for more extended periods. The immediate selling of newly mined cryptocurrencies greatly increases the trading volume of the cryptocurrencies, creating downward pressure on the market price of cryptocurrency rewards. The extent to which the value of cryptocurrencies mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined cryptocurrencies rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially depressing cryptocurrency prices. Lower cryptocurrency prices could result in further tightening of profit margins for professionalized mining operations creating a network effect that may further reduce the price of cryptocurrencies until mining operations with higher operating costs become unprofitable forcing them to reduce mining power or cease mining operations temporarily. Such circumstances could have a material adverse effect our business, prospects or operations and potentially the value of Bitcoin and any other cryptocurrencies we decide to mine or otherwise acquire or hold for our own account.

Cryptocurrencies and transactions may be subject to further taxation in the future.

In recent years, the rise of cryptocurrency prices and transaction volume has attracted the attention of tax authorities. As the laws governing cryptocurrencies are still evolving, the tax treatment of cryptocurrencies in various jurisdictions is subject to change. New laws or legislations, such as the ones introduced in the United States under the “Infrastructure Investment and Jobs Act,” commonly referred to as the “infrastructure bill,” which was signed into law on November 15, 2021, will include tax reporting provisions that apply to cryptocurrencies. Introductions of more stringent provisions on reporting or surveillance of cryptocurrencies and cryptocurrencies will likely be an ongoing trend from authorities worldwide. These new provisions may direct or indirectly impact scrutiny and assessments in relation to taxation. While some countries have expressed an intention to or have imposed taxation on cryptocurrencies and transactions, other tax authorities have been silent. As there is considerable uncertainty over the taxation of cryptocurrencies, there is no guarantee that the cryptocurrencies and transactions denominated in cryptocurrencies will not be subject to further taxation in the future, including but not limited to additional taxes and increased tax rate. These events could reduce the economic return of cryptocurrency and increase the holding costs of cryptocurrencies, which could materially and adversely affect our business, results of operations and financial condition.

Risks Related to Regulatory Compliance and Other Legal Matters

1. Growing Regulatory Focus on Crypto Assets

Until recently, relatively little regulatory attention has been directed toward the crypto assets market by U.S. federal and state governments, non-U.S. governments and self-regulatory agencies. As crypto assets have grown in popularity and in market size, the U.S. regulatory regime — namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the U.S. Commodity Futures Trading Commission (the “CFTC”), the Financial Crimes Enforcement Network (the “FinCEN”) and the Federal Bureau of Investigation), and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how crypto assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold crypto assets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by crypto assets to users and investors. For instance, in March 2022, Federal Reserve Chair Jerome Powell expressed the need for regulation to prevent “cryptocurrencies from serving as a vehicle for terrorist finance and just general criminal behavior”. On March 8, 2022, President Biden announced an executive order on cryptocurrencies which seeks to establish a unified federal regulatory regime for cryptocurrencies. The complexity and nature of our business and the significant uncertainty surrounding the regulation of the crypto assets industry requires us to exercise its judgment as to whether certain laws, rules, and regulations apply to it, and it is possible that governmental bodies and regulators may disagree with its conclusions. To the extent that we have not complied with such laws, rules and regulations, we could be subject to significant fines, revocation of licenses, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition.

2. Legal Actions and Heightened Scrutiny

On June 5, 2023, the Securities and Exchange Commission charged Binance Holdings LTD alleging that the exchange was involved in the sale of unregistered securities. On June 6, 2023, the Securities and Exchange Commission charged Coinbase, Inc. with operating its crypto asset trading platform as an unregistered national securities exchange, broker, and clearing agency. The SEC also charged Coinbase for failing to register the offer and sale of its crypto asset staking-as-a-service program. Additionally, the recent bankruptcy filings of FTX, the third largest digital asset exchange by volume at the time of its filing, and its affiliated hedge fund Alameda Research LLC, in addition to other bankruptcy filings of crypto companies throughout calendar year 2022, will likely attract heightened regulatory scrutiny from U.S. regulatory agencies such as the SEC and CFTC. Increasing regulation and regulatory scrutiny may result in additional costs for us and our management having to devote increased time and attention to regulatory matters, change aspects of our business or result in limits on the utility of Bitcoin. In addition, regulatory developments and/or our business activities may require us to comply with certain regulatory regimes. Increasingly strict legal and regulatory requirements and any regulatory investigations and enforcement may result in changes to our business, as well as increased costs, supervision and examination. Moreover, new laws, regulations, or interpretations may result in additional litigation, regulatory investigations, and enforcement or other actions. Adverse changes to, or our failure to comply with, any laws and regulations may have, an adverse effect on our business, operating results, and financial condition.

3.  Reputational and Business Risks from Regulatory Changes

Although we are not directly connected to the recent cryptocurrency market events, we may still suffer reputational harm due to its association with the cryptocurrency industry in light of the recent disruption in the crypto asset markets. Ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of Bitcoin and/or may adversely affect our business, financial condition and results of operations.

We require certain approvals, licenses, permits and certifications to operate. Any failure to obtain or renew any of these approvals, licenses, permits or certifications could materially and adversely affect our business and results of operations.

In accordance with the laws and regulations in the jurisdictions in which we plan to operate, we will be required to maintain certain approvals, licenses, permits and certifications, such as obtaining certificates of occupancy and passing electrical inspection for our mining datacenter. Complying with such laws and regulations may require substantial expense, and any non-compliance may expose us to liability. In the event of non-compliance, we may have to incur significant expenses and divert substantial management time to rectify the incidents. In the future, if we fail to obtain all the necessary approvals, licenses, permits and certifications, it may be subject to fines or the suspension of operations of the production facilities and research and development facilities that do not have all the requisite approvals, licenses, permits and certifications, which could materially and adversely affect our business and results of operations. We may also experience adverse publicity arising from non-compliance with government regulations, which would negatively impact our reputation. There is no assurance that we will be able to fulfill all the conditions necessary to obtain the required government approvals, or that relevant government officials will always, if ever, exercise their discretion in our favor, or that we will be able to adapt to any new laws, regulations and policies. There may also be delays on the part of government authorities in reviewing our applications and granting approvals, whether due to the lack of human resources or the imposition of new rules, regulations, government policies or their implementation, interpretation and enforcement. If we are unable to obtain, or experience material delays in obtaining, necessary government approvals, our operations may be substantially disrupted, which could materially and adversely affect our business, financial condition and results of operations. We are not aware of any governmental licenses or authorizations required to mine bitcoin.

If we were deemed an “investment company” under the Investment Company Act of 1940, as amended, applicable restrictions could make it impractical for us to continue its business as contemplated and could have a material adverse effect on our business.

An issuer will generally be deemed to be an “investment company” for purposes of the 1940 Act if:

• it is an “orthodox” investment company because it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

• it is an inadvertent investment company because, absent an applicable exemption, it owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe it is not and will not be primarily engaged in the business of investing, reinvesting or trading in securities, and we do not hold ourselves out as being engaged in those activities. We intend to hold ourselves out as a cryptocurrency mining business. Accordingly, we do not believe that it is an “orthodox” investment company as described in the first bullet point above.

While certain cryptocurrencies may be deemed to be securities, we do not believe that certain other cryptocurrencies, in particular Bitcoin, are securities; therefore, it believes that less than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis will comprise cryptocurrencies that could be considered investment securities. Accordingly, we do not believe that we are an inadvertent investment company by virtue of the 40% inadvertent investment company test as described in the second bullet point above. Although we do not believe Bitcoin are securities, there is still some regulatory uncertainty on the subject, see “— There is no one unifying principle governing the regulatory status of cryptocurrencies nor whether cryptocurrencies are securities in any particular context. Regulatory changes or actions in one or more countries may alter the nature of an investment in us or restrict the use of cryptocurrencies, such as cryptocurrencies, in a manner that adversely affects our business, prospects or operations. If certain cryptocurrencies, including Bitcoin, were to be deemed securities, and consequently, investment securities by the SEC, we could be deemed an inadvertent investment company. Investment company registration is time consuming and would require a restructuring of our business. Moreover, the operation of an investment company is very costly and restrictive, as investment companies are subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and the Investment Company Act filing requirements. The cost of such compliance would result in us incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact on its operations.

We intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Specifically, we do not believe that cryptocurrencies, in particular Bitcoin, are securities. The SEC Staff has not provided guidance with respect to the treatment of these assets under the 1940 Act. To the extent the SEC Staff publishes new guidance with respect to these matters, we may be required to adjust its strategy or assets accordingly. There can be no assurance that we will be able to maintain its exclusion from registration as an investment company under the 1940 Act. In addition, as a consequence of its seeking to avoid the need to register under the 1940 Act on an ongoing basis, we may be limited in its ability to engage in cryptocurrency mining operations or otherwise make certain investments, and these limitations could result in us holding assets it may wish to sell or selling assets it may wish to hold, which could materially and adversely affect its business, financial condition and results of operations.

There is no one unifying principle governing the regulatory status of cryptocurrencies nor whether cryptocurrencies are securities in any particular context. Regulatory changes or actions in one or more countries may alter the nature of an investment in us or restrict the use of cryptocurrencies, such as Bitcoins, in a manner that adversely affects our business prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently, with certain governments deeming cryptocurrencies illegal, and others allowing their use and trade without restriction. In the U.S., the Commission and staff have issued reports, orders, and statements that provide guidance on when a crypto asset may be a security for purposes of the U.S. federal securities laws.

Bitcoin is the oldest and most well-known form of cryptocurrency. Bitcoin and other forms of cryptocurrencies have been the source of much regulatory consternation, resulting in differing definitional outcomes without a single unifying statement. Bitcoin and other cryptocurrencies are viewed differently by different regulatory and standards setting organizations globally as well as in the United States on the federal and state levels. For example, the Financial Action Task Force considers a cryptocurrency as currency or an asset, and the Internal Revenue Service (“IRS”) considers a cryptocurrency as property and not currency. Further, the IRS applies general tax principles that apply to property transactions to transactions involving virtual currency.

On April 20, 2021, the U.S. House of Representatives passed a bipartisan bill titled “Eliminate Barriers to Innovation Act of 2021” (H.R. 1602). The bill was received by the Senate and read twice and referred to the committee on Banking, Housing, and Urban Affairs. The bill was not passed by the Senate and defeated on January 3, 2023. On January 10, 2024, the U.S. Securities and Exchange Commission approved 11 spot bitcoin exchange-traded fund (ETF) applications. The SEC did not endorse or approve bitcoin.

1)	ARK 21Shares Bitcoin ETF (ARKB)
2)	Bitwise Bitcoin ETF (BITB)
3)	Fidelity Wise Origin Bitcoin Trust (FBTC)
4)	Franklin Bitcoin ETF (EZBC)
5)	Grayscale Bitcoin Trust (GBTC)
6)	Hashdex Bitcoin ETF (DEFI)
7)	Invesco Galaxy Bitcoin ETF (BTCO)
8)	iShares Bitcoin Trust (IBIT)
9)	Valkyrie Bitcoin Fund (BRRR)
10)	VanEck Bitcoin Trust (HODL)
11)	WisdomTree Bitcoin Fund (BTCW)

If regulatory changes or interpretations require the regulation of Bitcoin or other cryptocurrencies under the securities laws of the United States or elsewhere, including the Securities Act, the Exchange Act, the 1940 Act, and the Bank Secrecy Act or similar laws of other jurisdictions and interpretations by the SEC, the CFTC, the IRS, Department of Treasury or other agencies or authorities, we may be required to register and comply with such regulations, including at a state or local level. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to us. We may also decide to cease certain operations and change our business model. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to us.

A determination that any cryptocurrency is a “security” may adversely affect the value of such cryptocurrency and could therefore adversely affect our business, prospects or operations.

Depending on its characteristics, a cryptocurrency may be considered a “security” under the federal securities laws. The test for determining whether a particular cryptocurrency is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Whether a crytocurrency is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Cryptocurrencies as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular cryptocurrency is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many cryptocurrencies, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

Current and future legislation and SEC-rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoin or other cryptocurrencies are viewed or treated for classification and clearing purposes. In particular, Bitcoin and other cryptocurrencies may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions unless another exemption is available, including transacting in Bitcoin or other cryptocurrencies among owners and requiring registration of trading platforms as “exchanges.” Accordingly, cryptocurrencies such as Zcash may currently be a security, based on the facts as they exist today, or may in the future be found by the SEC or a federal court to be a security under the federal securities laws. We do not intend to hold or generate mining yield from any other cryptocurrencies except Bitcoin. Accordingly, if Bitcoin is determined by us, the SEC or other regulatory authorities to be a security under the federal securities laws, it could result in interruption of our business operations.

Furthermore, the SEC may determine that certain cryptocurrencies or interests, for example tokens offered and sold in ICOs, may constitute securities under the Howey test as stated by the United States Supreme Court. As such, ICO offerings would require registration under the Securities Act or an available exemption therefrom for offers or sales in the United States to be lawful. Section 5(a) of the Securities Act provides that, unless a registration statement is in effect as to a security, it is unlawful for any person, directly or indirectly, to engage in the offer or sale of securities in interstate commerce. Section 5(c) of the Securities Act provides a similar prohibition against offers to sell, or offers to buy, unless a registration statement has been filed.

 Although we do not intend to be engaged in the offer or sale of securities in the form of ICO offerings, and we do not believe our planned mining activities would require registration for us to conduct such activities and accumulate cryptocurrencies, the SEC, CFTC, Nasdaq, IRS or other governmental or quasi-governmental agency or organization may conclude that our activities involve the offer or sale of “securities,” or ownership of “investment securities,” and we may be subject to regulation or registration requirements under various federal laws and related rules. Such regulation or the inability to meet the requirements to continue operations, would have a material adverse effect on our business and operations. We may also face similar issues with various state securities regulators who may interpret our actions as subjecting it to regulation, or requiring registration, under state securities laws, banking laws, or money transmitter and similar laws, which are also an unsettled area or regulation that exposes us to unforeseen risks.

Regulatory changes or actions may restrict the use of cryptocurrencies or the operation of cryptocurrency networks in a manner that may require us to cease certain or all operations, which could have a material adverse effect on our business, financial condition and results of operations.

Recently, there has been a significant amount of regulatory attention directed toward cryptocurrencies, cryptocurrency networks and other industry participants by United States federal and state governments, foreign governments and self-regulatory agencies. For example, as cryptocurrencies such as Bitcoin have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., FinCEN, the SEC, the CFTC and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin network, Bitcoin users and Bitcoin exchange markets.

In addition, local state regulators such as the Texas State Securities Board, the Massachusetts Securities Division of the Office of the Secretary of the Commonwealth, the New Jersey Bureau of Securities, the North Carolina Secretary of State’s Securities Division and the Vermont Department of Financial Regulation have initiated actions against, and investigations of, individuals and companies involved in cryptocurrencies.

Also, in March 2018, the South Carolina Attorney General Office’s Security Division issued a cease-and-desist order against Genesis Mining and Swiss Gold Global, Inc., stating that both companies were to stop doing business in South Carolina and are permanently barred from offering securities in the state in the future since they offered unregistered securities via cloud mining contracts under the South Carolina Uniformed Securities Act of 2005, S.C. Code Ann. § 35-1-101, et seq. (the order against Genesis Mining was subsequently withdrawn).

Further, the North Carolina Secretary of State’s Securities Division issued in March 2018 a Temporary Cease and Desist Order against Power Mining Pool (made permanent pursuant to a Final Order on April 19, 2018), ordering it to cease and desist, among other things, offering “mining pool shares,” which were deemed “securities” under N.C. Gen. Stat. 78A-2(11), in North Carolina until they are registered with the North Carolina Secretary of State or are offered for sale pursuant to an exemption from registration under the North Carolina Securities Act, N.C. Gen. Stat. Chapter 78A.

Furthermore, it is possible that laws, regulations or directives that affect cryptocurrencies, cryptocurrency transaction processing or blockchain server hosting may change in a manner that may adversely affect our ability to conduct our business and operations in the relevant jurisdiction.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject cryptocurrency mining companies to additional regulation.

By extension, similar actions by governments may result in the restriction of the acquisition, ownership, holding, selling, use or trading in the capital stock of cryptocurrency mining companies, including our common stock. Such a restriction could result in us liquidating our cryptocurrency inventory at unfavorable prices and may adversely affect our shareholders. The effect of any regulatory change, either by federal, state, local or foreign governments or any self-regulatory agencies, on us or is impossible to predict, but such change could be substantial and may require us to cease certain or all operations and could have a material adverse effect on our business, financial condition and results of operations.

Current and future legislation and rulemaking regarding cryptocurrencies may result in extraordinary, non-recurring expenses and could have a material adverse effect on our business, financial condition and results of operations.

Current and future legislation and rulemaking by the CFTC and SEC or other regulators, including interpretations released by a regulatory authority, may impact the manner in which cryptocurrencies are treated. For example, cryptocurrencies derivatives are not excluded from the definition of “commodity future” by the CFTC. Furthermore, according to the CFTC, cryptocurrencies fall within the definition of a commodity under the Commodities Exchange Act (the “CEA”) and as a result, We may be required to register and comply with additional regulations under the CEA, including additional periodic reporting and disclosure standards and requirements. We may also be required to register as a commodity pool operator and to register as a commodity pool with the CFTC through the National Futures Association. If we are required to register with the CFTC or another governmental or self-regulatory authority, the scope of our business and operations may be constrained by the rules of such authority and it may be forced to incur additional expenses in the form of licensing fees, professional fees and other costs of compliance.

The SEC has issued guidance and made numerous statements regarding the application of securities laws to cryptocurrencies. For example, on July 25, 2017, the SEC issued a Report of Investigation (the “Report”) which concluded that tokens offered and sold by the Decentralized Autonomous Organization (“DAO”), a digital decentralized autonomous organization and investor-directed venture capital fund for cryptocurrencies, were issued for the purpose of raising funds. The Report concluded that these tokens were “investment contracts” within the meaning of Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act, and therefore securities subject to the federal securities laws. In December 2017, the SEC issued a cease-and-desist letter to Munchee Inc., ordering that the company stop its initial coin offering of MUN Tokens on the grounds that it failed to file a registration statement or qualify for an exemption from registration. Similar to the tokens issued by the DAO, the SEC found that the MUN Tokens satisfied the definition of an “investment contract,” and were therefore subject to the federal securities laws. In February 2018, both the SEC and CFTC further reiterated their concerns regarding cryptocurrencies in written testimony to the Senate Banking, Housing and Urban Affairs Committee. On March 7, 2018, the SEC released a “Statement on Potentially Unlawful Online Platforms for Trading Digital Assets,” and reiterated that, if a platform “offers trading of cryptocurrencies that are securities” and “operates as ‘exchange,’ as defined by the federal securities laws,” the platform must register with the SEC as a national securities exchange or be exempt from registration. The SEC’s statement serves as a notice to operators of any platforms, including secondary market trading platforms, which the SEC is actively monitoring for potentially fraudulent or manipulative behavior in the market for security tokens, as the SEC has cautioned recently in the context of ICOs. On November 16, 2018, the SEC released a “Statement on Digital Asset Securities Issuance and Trading,” and emphasized that market participants must adhere to the SEC’s well-established and well-functioning federal securities law framework when dealing with technological innovations, regardless of whether the securities are issued in certificated form or using new technologies, such as blockchain. This has all been followed by additional statements and guidance from the SEC including no-action letters relating to specific blockchain-based projects, and a Framework for “Investment Contract” Analysis of Digital Assets published by the Division of Corporation Finance on April 3, 2019. In an August 2021 interview, SEC Chairman Gensler signaled the SEC is contemplating a robust regulatory regime for cryptocurrencies and reiterated the SEC’s position that many cryptocurrencies are unregulated securities.

The SEC has been active in asserting its jurisdiction over ICOs and cryptocurrencies and in bringing enforcement cases. The SEC has directed enforcement activity toward cryptocurrencies, and more specifically, ICOs. In September 2017, the SEC created a new division known as the “Cyber Unit” to address, among other things, violations involving distributed ledger technology and ICOs, and filed a civil complaint in the Eastern District of New York charging a businessman and two companies with defrauding investors in a pair of so-called ICOs purportedly backed by investments in real estate and diamonds (see Securities and Exchange Commission v. REcoin Group Foundation, LLC, et al., Civil Action NO. 17-cv- 05725 (E.D.N.Y, filed Sept. 29, 2017)). Subsequently, the SEC has filed several orders instituting cease-and-desist proceedings against (i) Carrier EQ, Inc., d/b/a AirFox and Paragon Coin, Inc. in connection with their unregistered offerings of tokens (see CarrierEQ, Inc., Rel. No. 33-10575 (Nov. 16, 2018) and Paragon Coin, Inc., Rel. No. 33-10574 (Nov. 16, 2018), respectively), (ii) Crypto Asset Management, LP for failing to register a hedge fund formed for the purpose of investing in cryptocurrencies as an investment company (see Crypto Asset Management, LP and Timothy Enneking, Rel. No. 33-10544 (Sept. 11, 2018)), (iii) TokenLot LLC for failing to register as a broker-dealer, even though it did not meet the definition of an exchange (see Tokenlot LLC, Lenny Kugel, and EliL. Lewitt, Rel. No. 33-10543 (Sept. 11, 2018)) and (iv) EtherDelta’s founder for failing either to register as a national securities exchange or to operate pursuant to an exemption from registration as an exchange after creating a platform that clearly fell within the definition of an exchange (see Zachary Coburn, Rel. No. 34- 84553 (Nov. 8, 2018)).

On June 4, 2019, the SEC filed a complaint in the U.S. District Court for the Southern District of New York against Kik Interactive, Inc. with respect to its September 2017 offering of Kin. According to articles published by various news outlets, the SEC has allegedly issued numerous subpoenas and information requests to technology companies, advisers and individuals involved in the cryptocurrency space and ICOs, as part of a broad inquiry into the cryptocurrency market.

Recently, a number of proposed ICOs have sought to rely on Regulation A and have filed with the SEC a Form 1-A covering a distribution of a digital token. Two such offerings were qualified in July 2019. In addition, some token offerings have been commenced as private securities offerings intended to be exempt from SEC registration. Further, the SEC has yet to approve listing and trading any exchange-traded products (such as ETFs) holding cryptocurrencies. The SEC has taken various actions against persons or entities that have allegedly misused cryptocurrencies, engaged in fraudulent schemes (i.e., Ponzi scheme) and/or engaged in the sale of tokens that were deemed securities by the SEC.

Although our activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad. We cannot provide assurance as to whether the SEC will continue or increase its enforcement with respect to cryptocurrencies or ICOs, including taking enforcement action against any person engaged in the sale of unregistered securities in violation of the Securities Act or any person acting as an unregistered investment company in violation of the Investment Company Act. Because the SEC has held that certain cryptocurrencies are securities based on the current rules and law, we may be required to register and comply with the rules and regulations under federal securities laws.

We cannot be certain as to how future regulatory developments will impact the treatment of cryptocurrencies under the law, including, but not limited to, whether cryptocurrencies will be classified as a security, commodity, currency and/or new or other existing classification. Such additional regulations may result in extraordinary, non-recurring expenses, thereby materially and adversely affecting investment in us. If we determines not to comply with such additional regulatory and registration requirements, it may seek to cease certain or all of our planned operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

Federal or state agencies may impose additional regulatory burdens on our business. Changing laws and regulations and changing enforcement policies and priorities have the potential to cause additional expenditures, restrictions, and delays in connection with our intended business operations.

Federal and state laws and regulations may be subject to change or changes in enforcement policies or priorities, including changes that may result from changes in the political landscape and changing technologies.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statement.

Overview

We have not commenced operations. The company plans to build a 14 MW Bitcoin mining facility in Georgia U.S. specifically designed for hosting cryptocurrency mining equipment and mining Bitcoin for our own account. We have not had any related discussions or negotiations with third parties. We do not plan to have such disucussions unless we have a successful capital raise.

Cryptocurrency mining (e.g. bitcoin mining) entails running ASIC (application-specific integrated circuit) servers or other specialized servers which solve a set of prescribed complex mathematical calculations in order to add a block to a blockchain and thereby confirm digital asset transactions. A party which is successful in adding a block to the blockchain is awarded a fixed number of digital assets in return.

1. Nature of Our Bitcoin Mining Operation:

Our crypto mining operation will focus on the process of validating transactions on blockchain networks using high-powered ASIC computers. We plan to purchase the Antminer S19 XP mining machine. Each machine costs about $2,6007. We do not know how many machines we can purchase since the number of machines that we purchase would be determined by our capital raise. Mining involves solving complex mathematical puzzles, and in return, miners are rewarded with newly created cryptocurrency coins and transaction fees. Key aspects of our operation:

• Mining Hardware: We will invest in mining hardware, including ASIC (Application-Specific Integrated Circuit) miners for Bitcoin.

• Mining Pools: To increase our chances of earning rewards consistently, we may join or create mining pools. These pools combine the hashing power of multiple miners, leading to more frequent payouts.

• Energy Efficiency: We will prioritize energy-efficient mining practices and potentially explore renewable energy sources in the future to minimize operational costs and environmental impact. We expect in the state of Georgia to pay on average an industrial rate of $0.075 per kilowatt-hour (kWh)1. While grid power might be more expensive compared to renewable sources like hydroelectric or solar power, it oﬀers stability and constant availability, reducing the risk of interruptions in mining operations.

2. Location in Atlanta, Georgia, and Unique Advantages:

Atlanta, Georgia, offers several advantages for your crypto mining operation:

• Access to Power: Georgia has a reliable and relatively low-cost energy supply, making it an attractive location for energy-intensive operations like cryptocurrency mining.

• Climate: Atlanta's climate is temperate, with mild winters and moderate summers. This climate is favorable for maintaining optimal operating temperatures for mining equipment, reducing cooling costs.

• Tech Hub: Atlanta is known for its growing technology sector, providing access to a skilled workforce and potential partnerships with tech companies specializing in blockchain and cryptocurrency technology.

• Proximity to Infrastructure: Atlanta's well-developed infrastructure includes data centers and internet connectivity hubs, ensuring stable and high-speed internet access, crucial for crypto mining operations.

• Regulatory Environment: Georgia has relatively favorable regulations for cryptocurrency businesses, providing legal clarity and stability for our operation.

We own no real estate. Since inception December 1, 2020, we have generated no revenue and have begun a business plan to mine bitcoin. We had general expenses of $7,784 with a net loss in the amount of ($7,784) for the most recent quarterly period ended September 30, 2024. We had general expenses of $9,550 with a net loss in the amount of ($9,950) for the quarterly period ended September 30, 2023. Our expenses are primarily attributed to general and administrative expenses.

In order to implement our plan of operations for the next twelve-month period, we require a minimum of $200,000 of funding from this offering. The number of computers that we may purchase or lease for mining bitcoins will depend on how quickly we are able to raise funds through this offering. We expect the proceeds of this offering will be sufficient for us to implement our business plan and that no additional equity, other than the proceeds of this offering, will need to be raised over the next six months in order to implement our business plan.

We expect the proceeds of this offering, will be sufficient for us to implement our business plan and that no additional equity, other than the proceeds of this offering, will need to be raised over the next six months in order to implement our business plan. However, we may not raise sufficient funds to cover our offering expenses since this is a best efforts, no minimum offering with no assurance that all or any portion of the shares offered by us will be sold. For further discussion, see our Risk Factors on Page 7, titled respectively,“If we cannot raise sufficient funds, we will not succeed or will require significant additional capital infusions” and “This Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.”

Plan of Operations after completion of Reorganization

Our plan of operations for the next twelve (12) months is as follows:

We are seeking up to a maximum of $60,000,000 in funding from this offering to jumpstart our crypto mining operation including the purchase of ASIC computers, land and construction of warehouse to host our mining operation. The following plan for the next 12 months assumes that we receive $60,000,000.

January 2025-June 2025

●	$60,0000,000 Regulation A offering
●	Purchase of real estate land in Georgia, U.S.A to host our crypto mining operation

July 2025-December 2025

●	Warehouse
●	Mining Hardware
●	Purchase and set up of ASIC Computers (application-specific integrated circuit)
●	Mining Software
●	Commence mining of BTC
●	Source Electricity with municipality.

The anticipated budgets required to achieve the milestones are provided in the table below:

Uses	Amount
Purchase of real estate land in Georgia, U.S.A to host our crypto mining operation	$5,000,000
Building and Construction of Warehouse for Cryptocurrency Datacenter	$10,000,000
Mining Hardware/Machines	$10,000,000
Mining Software	$5,000,000
Cost of Electricity	$10,000,000
Other Expenses / Working Capital	$10,000,000
Salaries, General Admin, & Professional Fees	$10,000,000
Total Uses	$60,000,000

The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, the amount of money that we actually receive from this offering, the pace of progress of our development efforts, actual needs with respect to product testing, research and development, market conditions, and changes in or revisions to our marketing strategies, as well as any legal or regulatory changes which may ensue. You will be relying on the judgment of our management regarding the application of the proceeds of any sale of our common stock.

Please see our Use of Proceeds section on Page 21 which shows the allocation of proceeds if 25%, 50%, 75% and 100% of our securities are sold.

If management is unable to implement our proposed business plan or employ alternative financing strategies, it does not presently have any alternative proposals. In that event, investors should anticipate that their investment may be lost and there may be no ability to profit from this investment.

We cannot assure you that our planned mining operation for Bitcoin will ever happen or that we will ever earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, since we have no committed source of financing, we cannot assure you that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease our operations.

Results of Operations

We recently have begun to implement our business plan and do not plan to have any revenue for at least 12 months.

Contractual Obligations and Off-Balance Sheet Arrangements

We have the following contractual obligations:

1) Pacific Stock Transfer Corporation -Transfer Agent pursuant to Registrar Agreement.

We do not have any off balance sheet arrangements.

Liquidity and Capital Resources

As of September 30, 2024, our current assets consisted of cash in the amount of $0. Our current liabilities at September 30, 2024 were $68,968.

 As of September 30, 2023, our current assets consisted of cash in the amount of $30. Our current liabilities at September 30, 2023 totaled $61,214.

Our ability to successfully execute our business plan is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements.

Our registered public accounting firm have issued, in their audit report, a going concern opinion reflecting a conclusion that our operations may not be able to continue because of a lack of financial resources. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no revenue and no cash. For the fiscal year ended June 30, 2024, the Company had a net loss of ($30,020) and an accumulated deficit of ($62,519). These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

COMPETITION

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this offering circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Bitcoin mining is a global activity. During fiscal year 2021, a majority of bitcoin mining occurred in China. After China banned bitcoin mining in May 2021, the center of mining moved to North America. Although bitcoin mining by its nature is not a directly competitive business, all miners compete for bitcoin rewards; based on this, we define competitors as other bitcoin miners that have a comparable business plan of operations and resources. Our competitors include small, publicly-listed mining companies that trade in the OTC Markets. Within North America, our major competitors include:

•Vortex Brands Co., Inc. (VTXB)

• Code Green Apparel Corp. (CGAC)

• Greystone Company, Inc. (GYST)

• XTRA Bitcoin, Inc. (CBTC)

We face significant competition in certain operational aspects of our business, including, but not limited to, the acquisition of new miners, obtaining low cost electricity, obtaining clean energy sources, obtaining access to energy sites with reliable sources of power, and evaluating new technology developments in the industry.

1U.S. Energy Information Administration. Atlanta, GA, Electricity Rates/Industrial (2024). Retrieved December 2, 2024 from https://www.eia.gov/electricity/data

7https://cryptominer.deals/product/bitmain-antminer-s19-xp-140th. Bitmain Antminer S19 XP (140Th). Retrieved December 4, 2024.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Business

As used in this Offering Circular, the terms “we,” “us,” “our,” the “Company,” “CBLO” and “C2 Blockchain” mean C2 Blockchain, Inc. unless otherwise indicated.

Overview

C2 Blockchain, Inc. has no operations at this time but has a definitive business plan to become a bitcoin mining company. We plan to buy real estate in the state of Georgia and construct a warehouse for hosting a data center to include an undetermined certain number of application specific integrated circuit miners (“ASICs”). The number of ASIC’s we purchase will be determined by the amount of money we raise from this offering of our securities.

Background

Bitcoin was introduced in 2008 with the goal of serving as a digital means of exchanging and storing value. Bitcoin is a form of digital currency that depends upon a consensus-based network and a public ledger called a “blockchain”, which contains a record of every bitcoin transaction ever processed. The bitcoin network is the first decentralized peer-to-peer payment network, powered by users participating in the consensus protocol, with no central authority or middlemen, that has wide network participation. The authenticity of each bitcoin transaction is protected through digital signatures that correspond with addresses of users that send and receive bitcoin. Users have full control over remitting bitcoin from their own sending addresses. All transactions on the bitcoin blockchain are transparent, allowing those running the appropriate software to confirm the validity of each transaction. To be recorded on the blockchain, each bitcoin transaction is validated through a proof-of-work consensus method, which entails solving complex mathematical problems to validate transactions and post them on the blockchain. This process is called mining. Miners are rewarded with bitcoins, both in the form of newly-created bitcoins and fees in bitcoin, for successfully solving the mathematical problems and providing computing power to the network.

The digital asset markets, including the market for Bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in Bitcoin. The price for Bitcoin decreased substantially in the second half of 2022 and especially after the fallout of FTX, reducing industrywide margins and forcing difficult decisions around the industry to halt operations temporally. Such volatility and decrease in Bitcoin price may have a material and adverse effect on our operations and financial condition.”

We plan to obtain bitcoin as a result of our anticipated mining operations. We plan to sell bitcoin from time to time, to support our operations and strategic growth. We do not currently plan to engage in regular trading of bitcoin (other than as necessary to convert our bitcoin to U.S. dollars) or to engage in hedging activities related to our holding of bitcoin; however, our decisions to hold or sell bitcoin at any given time may be impacted by the bitcoin market, which has been historically characterized by significant volatility. We will not use a formula or specific methodology to determine whether or when we will sell bitcoin that we hold, or the number of bitcoins we will sell. Rather, decisions to hold or sell bitcoins will be determined by management by analyzing forecasts and monitoring the market in real time.

The following are significant factors that we will consider in making determinations or decisions to sell or hold bitcoin.

Our Financial Condition: We most likely will consider selling almost immediately upon receipt to pay expenses unless we raise enough capital in our offering statement that would then give us additional option to hold for longer period of time.

Price and Market Conditions: We will monitor the price of Bitcoin and overall market conditions. We may decide to sell if we believe the price is high and likely to drop or hold if we anticipate a price increase.

Mining Costs: The cost of mining Bitcoin, including electricity, hardware, and maintenance, is a critical factor. If the cost of mining exceeds the value of Bitcoin mined, we may choose to sell our Bitcoin to cover expenses.

Profitability: We will assess the profitability of mining operations. This includes calculating the break-even point and evaluating whether it's more lucrative to hold Bitcoin or sell it.

Market Sentiment: Cryptocurrency markets are heavily influenced by sentiment. We may consider the overall sentiment and market trends to make their decisions.

Regulatory Changes: Cryptocurrency regulations can significantly impact the market. We may consider how potential regulatory changes could affect our ability to continue mining and the value of our Bitcoin holdings.

Tax Implications: Tax considerations can be significant. We will assess any tax liabilities associated with selling Bitcoin and factor this into our decisions.

The expected average period between our receipt of bitcoin and subsequent conversion into fiat currency may vary widely depending on certain factors and our financial condition as follows.

Immediate Conversion: We may choose to convert our mined bitcoin into fiat currency almost immediately upon receipt. This is most likely to be the case if we need to cover mining expenses, pay bills, or prefer the stability of fiat currency. In this scenario, the period could be very short, perhaps a day or less. We will incur trading fees. Trading fees will be charged when we buy or sell bitcoin on a crypto exchange. They typically depend on the trading volume and the trading pairs. Trading fees range from 0.1% to as low as 0.02% for high-volume traders. We may incur withdrawal fees as high as 1%. These fees are incurred when miners transfer their cryptocurrency from an exchange to an external wallet or another exchange. The fee amount varies depending on the specific cryptocurrency being withdrawn and the exchange's policies.

Holding for Investment: We may choose to hold our mined bitcoin in crypto form with the expectation that the value will appreciate over time. In this case, the period could be much longer, potentially years. However, this scenario is unlikely unless we are able sell our securities in our offering statement and raise substantial capital to cover mining expenses and bills.

We have no plans as of this date to trade our crypto assets for other crypto assets on a centralized or decentralized exchange or at any time in the future.

On December 5, 2024, Bitcoin price reached an all-time high of approximately $104,000 USD8. With a market capitalization of ~2.05T USD. Bitcoin accounted for 52.6% of the total value of the cryptocurrency market on December 6, 2024. The price of BTC is up 134% from one year ago5.

We expect in the state of Georgia to pay an average industrial electrical rate of $0.075 per kilowatt-hour (kWh)1. The mining operation will utilize the latest generation of ASIC (Application- Specific Integrated Circuit) miners, specifically the Bitmain Antminer S19 XP model. These miners are highly specialized and designed to eﬃciently mine cryptocurrencies that use the SHA-256 algorithm, such as Bitcoin. The S19 XP has a reference power efficiency of 21.50 J/TH. The energy consumption of ASIC S19 series miners vary depending on their eﬃciency and the power settings used. Each individual S19 XP miner typically consumes around 3010 Watts of electricity when running at maximum capacity.

Wattage (W). A watt is a unit of power. Power is a measure of the rate at which energy flows. Watts are a similar measurement to kilometers-per-hour as they indicate how fast electrons are travelling. One watt is equivalent to electricity flowing at a rate of one joule per second in the metric system.

KiloWatt-Hour (kWh)

kWh is a measure of energy (Involves Power &Time).

Energy is defined as the capacity to do work, such as hashing (mining). If we run a 3,010-watt S19 XP for one hour, then we used 3,010 watt-hours, or 3.010 kWh. In other words, 3.010 kWh is the amount of energy we need to run one S19 XP for an hour.

Assuming the miner(s) run for 24 hours a day:

Total energy consumption in kWh = Total power consumption in kW * Hours of operation

Total energy consumption in kWh of a single ASIC S19 XP miner = 3.010 kW * 24 hours Total energy consumption in kWh = 72.24 kWh

The total cost per day to run one ASIC S19 XP miner = 72.24 kWh * $.075/kWh = $5.42

Antminer S19 XP Profitability and Price

At an approximate BTC price of $98,0002, electricity price of $0.075 kWh, Mining Computer Hash Rate of 140 TH/s and using straight line method of depreciation over 5 years, each Antminer S19 XP generates about $1.59 in net earnings per day, $44.13 net earnings per month or $529.53 in net earnings per year. The estimated time line for return on investment for each Antminer S19 XP or breakeven point is approximately 3 years under the cash method of accounting. Profitability under the straight-line method of depreciation begins on the first day after deducting for power and depreciation with the cost of the machine fully depreciated to a salvage value of zero after 5 years. The break-even point under the straight-line method occurs in approximately 2.5 years.

Our break-even analysis in the tables below shows the estimated profit or loss for various durations utilizing both cash method of accounting and straight-line depreciation, see also our Risk Factors, Page 6 with the caption, “The time frame to breakeven on the cost of one ASIC S19 XP mining machine is approximately 3 years under the Cash Method of Accounting. Profitability under the straight-line method of depreciation begins on the first day with the cost of the machine fully depreciated to a salvage value of zero after 5 years.”

Our operating results will vary widely based on how many machines that we can purchase, BTC price, electricity costs, transactional exchange fees, network hash rate, and other miscellaneous mining-related expenses. We plan only to mine Bitcoin. The cost of mining consists primarily of electricity costs. Other costs include installment fees, internet services and other necessary services to maintain the operation of the mining equipment. The depreciation expenses are the sunk cost to the mining operation. We assumed a salvage value of zero after life expectancy of 5 years under the table for straight line depreciation.

Our Bitcoin Economics section below further describes the estimate cost and revenue to mine one bitcoin.

BREAK-EVEN ANALYSIS FOR ONE ANTMINER S-19 XP UTILIZING CASH METHOD OF ACCOUNTING

Difficulty Factor	102.29T
Mining Computer Hash Rate	140 TH/s
BTC/USD Exchange Rate	$98,000[2]
BTC/Block Reward	3.125
Cost of Antminer S19 XP (Hardware)	$2,600
Power (Watts)	3,010
Power Cost (USD/kWh)	.075

This calculation example shows a November 24, 2024 static snapshot of estimated profit under the cash method of accounting at various durations with the foregoing information. It records the up-front cost of $2,600 for the retail cost of one Antminer S19 XP7.

Duration	Earnings in BTC	Earnings in USD	Power Cost (USD)	Earnings After Power Cost (USD)	Earnings After Hardware Cost (USD)
1 Day	0.00008601	$8.43	$5.42	$3.01	$(2,596.99)
1 Week	0.00060207	$58.60	$37.94	$20.66	$(2,579.34)
1 Month	0.00258030	$251.87	$164.41	$87.46	$(2,512.54)
Half Year	0.01548178	$1,511.20	$986.46	$524.74	$(2,075.26)
1 Year	0.03096356	$3,022.41	$1,972.92	$1,049.49	$(1,550.51)
2 Years	0.06192713	$6,044.83	$3,945.84	$2,098.99	$(501.01)
3 Years	0.09289069	$9,067.24	$5,918.76	$3,148.48	$548.48

KEY OBSERVATIONS: 1. With BTC at approximately $98,000, the break-even timeline under the cash method occurs within 3 years.

BREAK-EVEN ANALYSIS FOR ONE ANTMINER S-19 XP UTILIZING STRAIGHT-LINE METHOD OF DEPRECIATION

Difficulty Factor	102.29T
Mining Computer Hash Rate	140 TH/s
BTC/USD Exchange Rate	$98,000
BTC/Block Reward	3.125
Cost of Antminer S19 XP (Hardware)	$2,600
Life span of Antminer S19 XP	5 years
Power (Watts)	3,010
Power Cost (USD/kWh)	$.075
Depreciation	$43.33/Mo.

This calculation example shows a November 24, 2024 static snapshot of estimated profit under the straight-line method of depreciation assuming zero salvage value after 5 years life span of Antminer S19 XP. It does not record the up-front cost in the amount of $2,600 whereas the expense is spread over the life span of 5 years for the Antminer S19 XP. Bitmain support does not explicitly state a lifespan estimate of 5 years. Industry discussions and miner specifications from vendors like cryptominerbros.com reinforce this typical lifespan estimate of 5 years based on several factors, including hardware durability, maintenance practices, environmental conditions, and operating temperatures10.

Duration	Earnings in BTC	Earnings in USD	Power Cost (USD)	Earnings After Power Cost (USD)	Depreciation (USD)	Earnings After Power Cost & Depreciation (USD)
1 Day	0.00008601	$8.43	$5.42	$3.01	$1.42	$1.59
1 Week	0.00060207	$58.60	$37.94	$20.66	$10.00	$10.66
1 Month	0.00258030	$251.87	$164.41	$87.46	$43.33	$44.13
Half Year	0.01548178	$1,511.20	$986.46	$524.74	$259.98	$264.76
1 Year	0.03096356	$3,022.41	$1,972.92	$1,049.49	$519.96	$529.53
2 Years	0.06192713	$6,044.83	$3,945.84	$2,098.99	$1,039.92	$1,059.07
3 Years	0.09289069	$9,067.24	$5,918.76	$3,148.48	$1,559.88	$1,588.60
4 Years	0.12385426	$12,089.65	$7,891.68	$4,197.97	$2,079.84	$2,118.13
5 Years	0.15481782	$15,112.07	$9,864.60	$5,247.47	$2,600.00	$2,647.47

KEY OBSERVATIONS: 2. Using straight-line depreciation, profitability is achieved earlier, with consistent returns increasing steadily over time. Under straight-line depreciation, net profits are achieved faster than cash method since depreciation is spread over 5 years. The break-even point for the cost of one Antminer machine occurs in approximately 2.5 years.

SUMMARY:

The cash method records the full expense of the Antminer S19 XP in the year the cash is paid, which would impact the financial statements significantly in that year.

Straight-line depreciation spreads the expense over the useful life of the asset, resulting in smaller, consistent annual expenses.

These methods serve different purposes and provide different views of a company's financial health. The cash method is simpler and more reflective of cash flow, while straight-line depreciation ensures that the cost of long-term assets is matched with the revenue they help generate, providing a more accurate picture of profitability over time.

Bitcoin Mining Economics

To illustrate the financial considerations involved in Bitcoin mining, we look at the estimated costs and revenue for mining one Bitcoin as of November 24, 2024 with one ASIC miner based on recent Network and Cost Assumptions.  As of now, the rate of new Bitcoin creation is set at 3.125 BTC per block, which equates to approximately one block every ten minutes. This means that roughly 450 new BTC are generated daily8.

NETWORK ASSUMPTIONS	VALUE
Network Hash Rate	708.90 EH/s
Reward per block	3.125 BTC
Average Transaction Fee per block	$4.91
Bitcoin issued per day	450 BTC
BTC 24 hour trading volume	51,712,020,623 USD
Price for 1 BTC	$98,000

COST ASSUMPTIONS	VALUE
Cost of Electricity	$0.075/kW
Other Cost (staffing, pooling, internet fees)	20% of electricity costs

ASIC ASSUMPTIONS	VALUE
Manufacturer	Bitmain
Make	Antminer
Model	S19 XP
Mining Computer Hash Rate	140 TH/s
Power Consumption	3,010
Efficiency	.047 TH/W
Retail Price	$2,600
Average Life Span	5 Years

 Hashes required to mine one Bitcoin9:

= Network hash rate * Seconds per day / Bitcoin mined per day (including fee)

=708.90 EH/s * 86,400 seconds /450 BTC = ~136,108 EH / BTC

Time taken for an ASIC miner to mine one Bitcoin:

= ~136,108 EH * 10^6 / (140 TH/s * 60 seconds * 60 minutes * 24 hours * 365 days) = ~30.83 years

Note: The 10^6 above is used to convert exahashes (EH) to terahashes (TH)

Capital expenses (CapEx):

Bitcoin mined per ASIC lifetime = 5 years / ~30.83 years = ~.16217970 BTC

Effective price per Bitcoin = Price of ASIC miner / Bitcoins mined in its lifetime

= $2,600 / ~.16217970 = ~$16,031.60

Operational expenses (OpEx):

Electricity cost per Bitcoin = Time required to mine one Bitcoin * Energy consumption * Cost = ~30.83 years * 365 days * 24 hours * 3,010 W * $0.075 / 1,000 = ~$60,968.48

Cooling and other overheads per Bitcoin = 20% of electricity cost = ~$12,193.70

Note: The 1,000 above is used to convert watts (W) to kilowatts (kW).

With these underlying assumptions, the total cost of production per Bitcoin is:

= CapEx + electricity + other OpEx per Bitcoin

= $16,031.60 + $60,968.48 + $12,193.70

= $89,193.78

Note: Totals have been rounded, and figures are approximate. Cost does not consider network hash rate growth. Network hash rate is a measure of the computational power of the blockchain BTC network. The network hash rate is used to determine the mining difficulty for miners to earn block rewards in the blockchain BTC network. The BTC Network Hash Rate is up 16.54% from one year ago5, see hash rate definition in our Glossary of Defined Terms on Page 2 of Offering Circular Summary. Bitcoin network hash rate all time high was 925.4135 EH/s on November 26, 20245. Blockchain networks adjust the difficulty of mining new blocks to maintain a consistent block time (the time it takes to mine a new block). BTC aims for a 10-minute block time. As the hash rate increases, the network automatically increases the difficulty to ensure blocks are mined every 10 minutes. If the hash rate decreases, the difficulty decreases to compensate. The value of BTC being mined can affect the hash rate. Higher prices can incentivize more mining activity, leading to an increased hash rate.

In our hypothetical single-ASIC operation, our cost of production is approximately $89,193.78 per Bitcoin. Compare this to the cost of acquiring one Bitcoin on the spot market, where it costs about $99,000 as of December 6, 2024. Our cost of production takes into account the post-halving effect resulting in only 3.125 BTC per block reward to miners compared to 6.25 BTC prior to the halving. We do not expect the halving to have a significant impact on our ability to generate revenue despite the 50% reduction in revenue because of the halving since the spot price of bitcoin has been in the range of $90,000-$100,000.

However, if the price of Bitcoin should fall significantly below our cost of production to mine one bitcoin, and transaction costs should fall rather than increase as we predict, and BTC network hash rates continue to increase, then we will not be able to make a profit and compete and may have to cease operations. Therefore, you could lose your entire investment. See our Risk Factors on Page 9, “The supply of Bitcoins available for mining is limited and we may not be able to quickly adapt to new businesses when all the Bitcoins have been mined” and Page 10, “Bitcoin Halving Events.” See also our Risk Factors, Page 6 titled respectively, “Our Breakeven Analysis may turn out to be inaccurate.”

1U.S. Energy Information Administration. Atlanta, GA, Electricity Rates/Industrial (2024). Retrieved December 2, 2024 from https://www.eia.gov/electricity/data

2Coinmarketcap (2024). https://coinmarketcap.com/currencies/bitcoin/. Retrieved November 24, 2024.

5BitInfoCharts (2024). https://bitinfocharts.com/comparison/bitcoin-difficulty.html Retrieved December 6, 2024.

8Bitcoin Mining Calculator (2024). Retrieved November 24, 2024 from https://99bitcoins.com/bitcoin-mining

9Bitcoin Mining Economics (2024). Retrieved November 24, 2024 from https://www.toptal.com/finance/blockchain

10 Cryptominersbros.com (2024). Retrieved December 16, 2024 from https://www.cryptominerbros.com/blog/tips-to-expand-asic-miner-lifespan

Employees

We have no employees. Levi Jacobson is our President, Secretary and Treasurer. Mr. Jacobson works part time for another company known as Hemp Naturals, Inc.

Currently, Mr. Jacobson has the flexibility to work on our business up to a maximum of 20 hours per week, but is prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and direct public offering basis: no minimum number of shares must be sold in order for the offering to proceed. The following table sets forth the uses of proceeds based on the maximum offering price of $.30 per share assuming the sale of 100%, 75%, 50%, and 25% of the maximum number of common shares offered for sale by the Company resulting gross proceeds received by the Company in the amount of $60,000,000. There is no assurance that we will be able to sell any securities.

If 200,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Land For Cryptocurrency Facility	$10,000,000
Building and Construction for Cryptocurrency Facility	$10,000,000
Electrical Equipment	$5,000,000
Network Servers Racks and Shelves	$5,000,000
Network Switches	$5,000,000
Power Distribution Units	$5,000,000
Mining Rigs and Power Supplies	$10,000,000
Other Expenses/Working Capital	$5,000,000
Salaries, General Administrative & Professional Fees	$5,000,000
TOTAL	$60,000,000

If 150,000,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Land For Cryptocurrency Facility	$7,500,000
Building and Construction for Cryptocurrency Facility	$7,500,000
Electrical Equipment	$3,750,000
Network Servers Racks and Shelves	$3,750,000
Network Switches	$3,750,000
Power Distribution Units	$3,750,000
Mining Rigs and Power Supplies	$7,500,000
Other Expenses/Working Capital	$3,750,000
Salaries, General Administrative & Professional Fees	$3,750,000
TOTAL	$45,000,000

If 100,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Land For Cryptocurrency Facility	$5,000,000
Building and Construction for Cryptocurrency Facility	$5,000,000
Electrical Equipment	$2,500,000
Network Servers Racks and Shelves	$2,500,000
Network Switches	$2,500,000
Power Distribution Units	$2,500,000
Mining Rigs and Power Supplies	$5,000,000
Other Expenses/Working Capital	$2,500,000
Salaries, General Administrative & Professional Fees	$2,500,000
TOTAL	$30,000,000

If 50,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Land For Cryptocurrency Facility	$2,500,000
Building and Construction for Cryptocurrency Facility	$2,500,000
Electrical Equipment	$1,250,000
Network Servers Racks and Shelves	$1,250,000
Network Switches	$1,250,000
Power Distribution Units	$1,250,000
Mining Rigs and Power Supplies	$2,500,000
Other Expenses/Working Capital	$1,250,000
Salaries, General Administrative & Professional Fees	$1,250,000
TOTAL	$15,000,000

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

The Company is quoted at this time in the OTC MarketPlace under the ticker symbol CBLO, and there is a limited established market for our stock. The offering price range of the shares has been determined arbitrarily by us. The offering price range does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no assurance that our common stock will trade at market prices in excess of our offering price as prices for the common stock in any public market which may or may not develop further will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

Purchasers of our common stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this Offering. However, below we have provided an estimate based on a maximum offering price of $.30 per share assuming the maximum amount of proceeds in the amount of $60,000,000 are received by the Company.

The following table illustrates the dilution to the purchasers of the common stock sold in this offering based on the maximum offering price of $.30 per share if 100%, 50% and 25% of the maximum number of shares offered are sold, not to exceed $60,000,000 in gross proceeds.

The values in the table immediately following are rounded to the nearest thousandths place.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering)	(100% of shares are sold in the offering)
Offering Price Per Share	$.30	$.30	$.30
Book Value Per Share Before the Offering	$(.0001)	$(.0001)	$(.0001)
Book Value Per Share After the Offering	$.0493	$.0848	$.1321
Net Increase to Original Shareholder	$.0494	$.0858	$.1322
Decrease in Investment to New Shareholders	$.2506	$.2142	$.1678
Dilution to New Shareholders (%)	85.53%	71.40%	55.93%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(.0001)
Net proceeds from this offering	60,000,000
$60,000,000
Denominator:
Shares of common stock outstanding prior to this offering	253,936,005
Shares of common stock to be sold in this offering offered by the Company (100%)	200,000,000
453,936,005

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(.0001)
Net proceeds from this offering	30,000,000
$30,000,000
Denominator:
Shares of common stock outstanding prior to this offering	253,936,005
Shares of common stock to be sold in this offering offered by the Company (50%)	100,000,000
353,936,005

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(.0001)
Net proceeds from this offering	15,000,000
$15,000,000
Denominator:
Shares of common stock outstanding prior to this offering	253,936,005
Shares of common stock to be sold in this offering (25%)	50,000,000
303,936,005

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Levi Jaocobson, our sole officer and director and through a direct public offering. Our Common Stock may be sold or distributed from time to time by Mr. Jacobson or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication notwithstanding the Company may also use crowdfunding sites, brokers, dealers, or underwriters who may act solely as agents at a price of $____ per share. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. We may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this offering statement. In addition, we may transfer the shares of our common stock by other means not described in this offering statement. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Company and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The Company has 253,936,005 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering up to a maximum of 200,000,000 shares of its common stock for sale not to exceed $60,000,000 at a fixed price of $_____ per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Levi Jacobson will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Levi Jacobson is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Levi Jacobson will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Jacobson is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Jacobson will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Jacobson will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the ______shares being offered on behalf of the Company. The price per share will be $_____ for the duration of this offering unless otherwise amended.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “C2 Blockchain, Inc.”Our stock transfer agent Pacific Stock Transfer will deliver stock in book-entry form attributable to shares of common stock purchased directly to the purchasers in a timely manner of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected by email or regular mail in a timely manner.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Corporation shall have authority to issue is: five hundred twenty million (520,000,000). These shares shall be divided into two classes with five hundred million (500,000,000) shares designated as common stock at $.001 par value (the "Common Stock") and twenty million (20,000,000) shares designated as preferred stock at $.001 par value (the "Preferred Stock").The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. We have cumulative voting for the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. We have no shares of common stock issued and outstanding.

Preferred Stock

We have no shares of preferred stock issued and outstanding.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Pacific Stock Transfer Company is our transfer agent. Their address is 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119.

Penny Stock Regulation

We are quoted and traded in the OTC MarketPlace under the ticker symbol CBLO and are subject to penny stock regulation. The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno, attorney at law.

The financial statements included in this offering circular and the offering statement have been audited by MICHAEL GILLESPIE & ASSOCIATES, PLLC, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the offering statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

At this time our office space is provided to us rent free by our director. Our office space is located at 123 SE 3RD Ave, #130, Miami, FL 33131.

LEGAL PROCEEDINGS

The Company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents, trademarks or any intellectual property.

EMPLOYEES

As of the date of this Offering Circular, we have no employees.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Levi Jacobson	31	Chief Executive Officer, Chief Operations Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, Treasurer and Director

Levi Jacobson- Chief Executive Officer, Chief operations Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary and sole Director.

Mr. Jacobson studied business and economics at Touro College in 2014. From February 2015 to August 2015, Mr. Jacobson worked for Blue Car Enterprise as a Manager/Director specializing in sales and ad management. He is also the former CEO and sole director of CXEE since November 19, 2020. Mr. Jacobson is the CEO and sole director of Hemp Naturals, Inc. since November 13, 2015.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our sole Director has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that the sole Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The sole Director of the Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

E XECUTIVE COMPENSATION

Mr. Jacobson, our sole officer and director received compensation in the amount of 200,000,000 common shares, par value $.001 of our Predecessor’s common stock known as American Estate Management Company that subsequently were exchanged for an equivalent amount of shares of C2 Blockchain, Inc. pursuant to a holding company reorganization completed on April 1, 2022. There is no option or non-cash compensation plan at this time. No amounts are paid or payable to the director for acting as such. No Board committees have been established. Due to no operations, the entire Board of Directors functions as the audit committee; Mr. Jacobson is not a “financial expert” as defined in Regulation S-K 407. We have no independent director.

The following table sets forth the compensation of the Company's sole executive officer for the years ended June 30, 2024 and 2023.

Name	Year	Salary	Bonus	Stock Award(s)	Option| Awards	All Other Compensation	Total
Levi Jacobson, CEO and Director[1]	2024	None	None	None	None	None	None
Levi Jacobson, CEO and Director	2023	None	None	$ 200,000	None	None	None

1) Levi Jacobson is deemed to be the indirect beneficial owner of 200,000,000 common shares issued by CBLO on April 1, 2022 with a par value of $0.001 to Mendel Holdings LLC, a Delaware Limited Liability Company.

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreements with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the shares of common equity beneficially owned as of December 13, 2024 by (i) each person known to us to be the beneficial owner of more than 5% of our common equity; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common equity shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Title of Class	Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Voting Percentage (1)	Voting Percentage After Completion of Offering if 100% of the Shares Are Sold	Voting Percentage After Completion of Offering if 75% of the Shares Are Sold	Voting Percentage After Completion of Offering if 50% of the Shares Are Sold	Voting Percentage After Completion of Offering If 25% of the Shares Are Sold

Common Stock

All Officers and Directors
Levi Jacobson	Levi Jacobson	123 SE 3rd Ave., #130, Miami, FL 33131	200,000,000	78.76%	44.06%	49.51%	56.51%	71.70%
5% or Greater Shareholders
Mendel Holdings, LLC	Mendel Holdings, LLC*	123 SE 3rd Ave., #130, Miami, FL 33131	200,000,000	78.76%	44.06%	49.51%	56.51%	71.70%

Kron Tomas Purna Ltd, Cyprus	Kron Tomas Purna Ltd, Cyprus**		28,400,150	11.18%	6.26%	7.03%	8.02%	9.34%

(1) Based on 253,936,005 common shares outstanding as of December 13, 2024.

*Mendel Holdings LLC is an entity wholly owned by Levi Jacobson, our sole director. Mr. Jacobson is deemed to be the indirect and beneficial owner of these shares since he has voting and investment control over the shares.

 **Kron Tomas Purna Ltd is a Cyprus company that is believed to be dissolved in 2016. The Company was owned and controlled by Nikos Chrysanthou according to Cyprus Department of Registrar of Companies and Official Receiver.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loan

The Company’s sole officer and director, Levi Jacobson, paid expenses on behalf of the company totaling $30,050 during the period ended June 30, 2024. These payments are considered as a loan to the Company which is noninterest-bearing, unsecured and payable on demand. As of June 30, 2024, the related party loan to the Company totaled $61,214.

The Company’s sole officer and director, Levi Jacobson, paid expenses on behalf of the company totaling $18,507 during the period ended June 30, 2023. These payments are considered as a loan to the Company which is noninterest-bearing, unsecured and payable on demand. As of June 30, 2023, the related party loan to the Company totaled $31,164.

Director Independence

Currently, the Company does not have any independent directors. Since the Company’s Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of the NASDAQ Stock Market to make this determination.

Under NASDAQ Listing Rule 5605(a)(2), an "independent director" is a "person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."

We do not currently have a separately designated audit, nominating or compensation committee.  However, we do intend to comply with the independent director and committee composition requirements in the future.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

FINANCIAL STATEMENTS AND EXHIBITS.

C2 Blockchain, Inc.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm (PCAOB Firm ID 6108)	F2

Audited Financial Statements:

Balance Sheets as of June 30, 2024 and 2023	F3

Statement of Operations as of June 30, 2024 and 2023	F4

Statement of Changes in Stockholders’ Deficit For The Fiscal Years Ended June 30, 2024 and 2023	F5

Statement of Cash Flows For Fiscal Years Ended June 30, 2024 and June 30, 2023	F6

Notes to Audited Financial Statements For Fiscal Year Ended June 30, 2024	F7-F9

Unaudited Financial Statements

Balance Sheet as of September 30, 2024	F10

Statement of Operations as of September 30, 2024	F11

Statement of Changes in Stockholders’ Deficit For the Period June 30, 2024 to September 30, 2024.	F12

Statement of Cash Flows For the Period Ended September 30, 2024 and September 30, 2023.	F13

Notes to Financial Statements For the Quarterly Period Ended September 30, 2024.	F14-F16

- F1 -

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Vancouver, WA 98666

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

C2 Blockchain, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of C2 Blockchain, Inc. (the Company) as of June 30, 2024 and 2023 and the related statements of operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the years ended June 30, 2024 and 2023. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and 2023 and the results of its operations and its cash flows for the years ended June 30, 2024 and 2023 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2024.

PCAOB ID: 6108

Vancouver, Washington

August 3, 2024

- F2 -

C2 Blockchain, Inc.

Balance Sheets

(Audited)

	June 30, 2024	June 30, 2023
ASSETS
Cash and cash equivalents	$30	$-
TOTAL ASSETS	$30	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Loan to Company - related party	$61,214	$31,164
TOTAL LIABILITIES	$61,214	$31,164

Stockholders’ Equity (Deficit)
Preferred stock ($.001 par value, 20,000,000 shares authorized; 0 issued and outstanding as of June 30, 2024 and June 30, 2023)	-	-

Common stock ($.001 par value, 500,000,000 shares authorized, 253,936,005 shares issued and outstanding as of June 30, 2024 and June 30, 2023)	253,936	253,936
Additional paid-in capital	(252,601)	(252,601)
Accumulated deficit	(62,519)	(32,499)
Total Stockholders’ Equity (Deficit)	(61,184)	(31,164)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$30	$-

The accompanying notes are an integral part of these audited financial statements.

- F3 -

C2 Blockchain, Inc.

Statement of Operations

(Audited)

	For the Year Ended June 30, 2024	For the Year Ended June 30, 2023

Operating expenses

General and administrative expenses	$30,020	$18,507
Total operating expenses	30,020	18,507

Net loss	$(30,020)	$(18,507)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	253,936,005	253,936,005

The accompanying notes are an integral part of these audited financial statements.

- F4 -

 C2 Blockchain, Inc.

Statement of Changes is Stockholder (Deficit)

For the years ended June 30, 2024 and June 30, 2023

(Audited)

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, June 30, 2022	253,936,005	$253,936	$(252,601)	$(13,992)	$(12,657)
Net loss	-	-		(18,507)	(18,507)
Balances, June 30, 2023	253,936,005	$253,936	$(252,601)	$(32,499)	$(31,164)
Net loss	-	-	-	(30,020)	(30,020)
Balances, June 30, 2024	253,936,005	$253,936	$(252,601)	$(62,519)	$(61,184)

The accompanying notes are an integral part of these financial statements.

- F5 -

C2 Blockchain, Inc.

Statement of Cash Flows

(Audited)

	For the Year Ended June 30, 2024	For the Year Ended June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(30,020)	$(18,507)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in current assets and liabilities:

Net cash used in operating activities	(30,020)	(18,507)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan to company - related party	$30,050	$18,507
Net cash provided by financing activities	30,050	18,507

Net change in cash	$30	$-
Beginning cash balance	-	-
Ending cash balance	$30	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

- F6 -

C2 Blockchain, Inc.

Notes to the Audited Financial Statements

Note 1 - Organization and Description of Business

C2 Blockchain, Inc. (“we,” “us,” “our,” or the “Company”) was incorporated on June 30, 2021 in the State of Nevada.

On June 30, 2021, Levi Jacobson was appointed Chief Executive Officer, Chief Financial Officer, and Director of C2 Blockchain, Inc.

On March 31, 2022, the Company entered into a “Agreement and Plan of Merger”, whereas it agreed to, and subsequently participated in, a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250 (“Reorganization”). The constituent corporations in the Reorganization were American Estate Management Company (“AEMC” or “Predecessor”), C2 Blockchain, Inc. (“Successor” or “CBLO”), and AEMC Merger Sub, Inc. (“Merger Sub”). Our director is, and was, the sole director/officer of each constituent corporation in the Reorganization.

C2 Blockchain, Inc. issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to C2 Blockchain, Inc. immediately prior to the Reorganization. As such, immediately prior to the merger, C2 Blockchain, Inc. became a wholly owned direct subsidiary of American Estate Management Company and Merger Sub became a wholly owned and direct subsidiary of C2 Blockchain, Inc.

On March 31, 2022, Merger Sub filed Articles of Merger with the Nevada Secretary of State. The merger became effective on April 1, 2022 at 4:00 PM PST (“Effective Time”). At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor became the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of C2 Blockchain, Inc.’s (“Successors”) common stock.

On May 23, 2022, C2 Blockchain, Inc., as successor issuer to American Estate Management Company began a quoted market in its common stock which was the market effective date for our corporate action.

On April 1, 2022, after the completion of the Holding Company Reorganization, we cancelled all of the stock we held in AEMC resulting in AEMC as a stand-alone company. Pursuant to the holding company merger agreement and effects of merger, all of the assets and liabilities, if any, remain with AEMC after the Reorganization. Levi Jacobson, the Director of AEMC, did not discover any assets of AEMC from the time he was appointed Director until the completion of the Reorganization and subsequent separation of AEMC as a stand-alone company.

On April 26, 2022, CBLO was given a CUSIP number by CUSIP Global Services of 12675R 109. The announcement of our Predecessor’s corporate action, the above noted reorganization, was posted on the FINRA daily list on May 20, 2022. The Market Effective date was May 23, 2022.

Our Common Stock is currently quoted on the OTC Markets Group Inc’s Pink® Open Market under the symbol “CBLO”.

C2 Blockchain, Inc. has no material operations at this time but has a definitive business plan to become a bitcoin mining company and mine BTC for our own account. We plan to buy real estate in the state of Georgia and construct a warehouse for hosting a data center to include an undetermined certain number of application specific integrated circuit miners (“ASICs”). The number of ASIC’s we may purchase in the future will depend upon our future financial condition.

Currently, Mendel Holdings, LLC, a Delaware Limited Liability Company, owned and controlled by Levi Jacobson, our sole director is our controlling shareholder, owning 200,000,000 shares of our common stock representing approximately 78.76 % voting control.

The Company has elected June 30th as its year end.

- F7 -

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at June 30, 2024 and June 30, 2023 were $30 and $0, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at June 30, 2024 and June 30, 2023.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of June 30, 2024 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2024. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

- F8 -

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of June 30, 2024 and June 30, 2023.

The Company’s stock-based compensation for the periods ended June 30, 2024 and June 30, 2023 was $0 for both periods.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 - Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has incurred a net operating loss carryforward of $62,519 which begins expiring in 2041. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets are as follows:

	June 30,

	2024	2023
Deferred tax asset, generated from net operating loss	$13,129	$6,825
Valuation allowance	(13,129)	(6,825)
	$—	$—

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate 21.0%	21.0%
Increase in valuation allowance (21.0%)	(21.0%)
Effective income tax rate 0.0%	0.0%

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law. This legislation reduced the federal corporate tax rate from the previous 35% to 21%.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of June 30, 2024 and June 30, 2023.

Note 6 - Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.001. There were no shares issued and outstanding as of June 30, 2024 and June 30, 2023.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001. There were 253,936,005 shares of common stock issued and outstanding as of June 30, 2024 and June 30, 2023 (See Note 1).

Note 7 - Related-Party Transactions

Loan

The Company’s sole officer and director, Levi Jacobson, paid expenses on behalf of the company totaling $30,050 during the period ended June 30, 2024. These payments are considered as a loan to the Company which is noninterest-bearing, unsecured and payable on demand. As of June 30, 2024, the related party loan to the Company totaled $61,214.

The Company’s sole officer and director, Levi Jacobson, paid expenses on behalf of the company totaling $18,507 during the period ended June 30, 2023. These payments are considered as a loan to the Company which is noninterest-bearing, unsecured and payable on demand. As of June 30, 2023, the related party loan to the Company totaled $31,164.

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 8 - Subsequent Events

Subsequent to the period ended June 30, 2024, the Company’s sole officer and director, Levi Jacobson, paid expenses on behalf of the company totaling $8,554. These payments are considered as a loan to the Company which is noninterest-bearing, unsecured and payable on demand.

- F9 -

C2 Blockchain, Inc.

Balance Sheet

	September 30, 2024 (Unaudited)	June 30, 2024

ASSETS
Cash and cash equivalents	$-	$30
TOTAL ASSETS	$-	$30

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Loan to Company - related party	$68,968	$61,214
TOTAL LIABILITIES	$68,968	$61,214

Stockholders’ Equity (Deficit)
Preferred stock ($.001 par value, 20,000,000 shares authorized; none issued and outstanding as of September 30, 2024 and June 30, 2024)	-	-

Common stock ($.001 par value, 500,000,000 shares authorized, 253,936,005 shares issued and outstanding as of September 30, 2024 and June 30, 2024)	253,936	253,936
Additional paid-in capital	(252,601)	(252,601)
Accumulated deficit	(70,303)	(62,519)
Total Stockholders’ Equity (Deficit)	(68,968)	(61,184)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$-	$30

The accompanying notes are an integral part of these unaudited financial statements.

- F10 -

C2 Blockchain, Inc.

Statement of Operations

(Unaudited)

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023

Operating expenses

General and administrative expenses	$7,784	$9,550
Total operating expenses	7,784	9,550

Net loss	$(7,784)	$(9,550)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	253,936,005	253,936,005

The accompanying notes are an integral part of these unaudited financial statements.

- F11 -

C2 Blockchain, Inc.

Statement of Changes is Stockholder (Deficit)

For the Period June 30, 2024 to September 30, 2024

(Unaudited)

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, June 30, 2024	253,936,005	$253,936	$(252,601)	$(62,519)	$(61,184)

Net loss	-	-	-	(7,784)	(7,784)

Balances, September 30, 2024	253,936,005	$253,936	$(252,601)	$(70,303)	$(68,968)

C2 Blockchain, Inc.

Statement of Changes is Stockholder (Deficit)

For the Period June 30, 2023 to September 30, 2023

(Unaudited)

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, June 30, 2023	253,936,005	$253,936	$(252,601)	$(32,499)	$(31,164)

Net loss	-	-	-	(9,550)	(9,550)

Balances, September 30, 2023	253,936,005	$253,936	$(252,601)	$(42,049)	$(40,714)

The accompanying notes are an integral part of these unaudited financial statements.

- F12 -

C2 Blockchain, Inc.

Statement of Cash Flows

(Unaudited)

	For the Three Months Ended September 30, 2024	For the Three Months Ended September 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,784)	$(9,550)
Adjustment to reconcile net loss to net cash used in operating activities:

Changes in current assets and liabilities:
Net cash used in operating activities	(7,784)	(9,550)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan to company - related party	$7,754	$9,550
Net cash provided by financing activities	7,754	9,550

Net change in cash	$(30)	$-
Beginning cash balance	30	-
Ending cash balance	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

- F13 -

C2 Blockchain, Inc.

Notes to the Unaudited Financial Statements

Note 1 - Organization and Description of Business

C2 Blockchain, Inc. was incorporated on June 30, 2021, in the State of Nevada.

On June 30, 2021, Levi Jacobson was appointed Chief Executive Officer, Chief Financial Officer, and Director of C2 Blockchain, Inc.

On April 1, 2022, the Company completed a holding company reorganization.

On May 23, 2022, C2 Blockchain, Inc. began a quoted market in its common stock on May 23, 2022, under the ticker symbol “CBLO” as listed on the OTC Markets Group.

C2 Blockchain, Inc. has no material operations at this time but has a definitive business plan to become a bitcoin mining company and mine BTC for our own account. We plan to buy real estate in the state of Georgia and construct a warehouse for hosting a data center to include an undetermined certain number of application specific integrated circuit miners (“ASICs”). The number of ASIC’s we may purchase in the future will depend upon our future financial condition.

Currently, Mendel Holdings, LLC, a Delaware Limited Liability Company, owned and controlled by Levi Jacobson, our sole director is our controlling shareholder, owning 200,000,000 shares of our common stock representing approximately 78.76 % voting control.

C2 Blockchain, Inc. has no material operations at this time but has a definitive business plan to become a bitcoin mining company. We plan to buy real estate in the state of Georgia and construct a warehouse for hosting a data center to include an undetermined certain number of application specific integrated circuit miners (“ASICs”). The number of ASIC’s we may purchase in the future will depend upon our future financial condition.

The Company has elected June 30th as its year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at September 30, 2024 and June 30, 2024 were $0 for both periods.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at September 30, 2024 and June 30, 2024.

- F14 -

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.The Company does not have any potentially dilutive instruments as of September 30, 2024 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2024. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of September 30, 2024 and June 30, 2024.

The Company’s stock-based compensation for the periods ended September 30, 2024 and September 30, 2023 was $0 for both periods.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

- F15 -

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 - Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has incurred a net operating loss carryforward of $70,303 which begins expiring in 2041. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law. This legislation reduced the federal corporate tax rate from the previous 35% to 21%. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of September 30, 2024 and June 30, 2024.

Note 6 - Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.001. There were no shares issued and outstanding as of September 30, 2024 and June 30, 2024.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001. There were 253,936,005 shares of common stock issued and outstanding as of September 30, 2024 and June 30, 2024.

Note 7 - Related-Party Transactions

Loan

The Company’s sole officer and director, Levi Jacobson, paid expenses on behalf of the company totaling $7,754 during the period ended September 30, 2024. These payments are considered as a loan to the Company which is noninterest-bearing, unsecured and payable on demand. As of September 30, 2024, the related party loan to the Company totaled $68,968.

The Company’s sole officer and director, Levi Jacobson, paid expenses on behalf of the company totaling $30,050 during the period ended June 30, 2024. These payments are considered as a loan to the Company which is noninterest-bearing, unsecured and payable on demand. As of June 30, 2024, the related party loan to the Company totaled $61,214.

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 8 - Subsequent Events

Subsequent to the period ended September 30, 2024, the Company’s sole officer and director, Levi Jacobson, advanced cash to and paid expenses on behalf of the Company totaling $4,800. These payments are considered as a loan to the Company which is noninterest-bearing, unsecured and payable on demand. As of the filing date of this report, the related party loan to the Company totaled $73,768.

- F16 -

 PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.751 of the Nevada Business Corporation Act (the “Nevada Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Articles of Incorporation of C2 Blockchain, Inc. “we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of C2 Blockchain, Inc. to the fullest extent permitted by Nevada Law. Article VII of the Articles of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) or for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Nevada Law and our Articles of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Neither our Bylaws, nor our Articles of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

None.

EXHIBITS TO Offering Statement

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as amended (1)
1A-2B	By-laws (2)
1A-4	Sample Subscription Agreement (2)
1A-11	Consent of Accounting Firm (2)
1A-12	Legal Opinion Letter (2)

____________________

(1)	Filed as EX 3.1 to Form 10-12G on September 16, 2021
(2)	Attached herein.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida on December 19, 2024.

C2 Blockchain, Inc.

By: Levi Jacobson
Name: Levi Jacobson
Title: President, Chief Executive Officer, Chief Financial Officer and Director Date: December 19, 2024

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Levi Jacobson Signature: /s/ Levi Jacobson Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: December 19, 2024

Name: Levi Jacobon Signature:/s/ Levi Jacobson  Title: Chief Financial Officer (Principal Financial Officer)  Date: December 19, 2024

Name: Levi Jacobson  Signature: /s/ Levi Jacobson Title: Chief Accounting Officer (Principal Accounting Officer)  Date: December 19, 2024